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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      AUGUST 18, 2000

                            ------------------------

                           SPECTRASITE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                            ------------------------

                   0-27217                                       56-2027322
           (COMMISSION FILE NUMBER)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

           100 REGENCY FOREST DRIVE
                  SUITE 400
             CARY, NORTH CAROLINA                                  27511
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                            ------------------------

                                 (919) 468-0112
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     On September 2, 1999, SpectraSite Holdings, Inc. acquired Westower Corporation in a merger transaction. This Form 8-K is being filed solely for the purpose of providing historical financial statements of Westower Corporation and certain predecessor entities and certain unaudited pro forma financial data for the year ended December 31, 1999.

     (a) Financial statements of businesses acquired.

          Unaudited consolidated financial statements of Westower Corporation as of September 30, 1998 and for the seven months then ended.

          Consolidated financial statements of Westower Corporation as of February 28, 1997 and February 28, 1998 and for the three years ended February 28, 1998.

          Financial statements of Cord Communications, Inc. as of June 30, 1998 and for the two years ended June 30, 1998.

          Financial statements of Summit Communications, LLC as of December 31, 1997 and for the period from May 24, 1997 (inception) to December 31, 1997.

     (b) Pro forma financial information.

          Unaudited pro forma statement of operations data for the year ended December 31, 1999 reflecting the Westower merger and certain other transactions as if such transactions had occurred on January 1, 1999.

     (c) Exhibits.

           None

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
WESTOWER CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets at September 30, 1998
  and June 30, 1999 (unaudited).............................    F-3
Unaudited Condensed Consolidated Statements of Operations
  for the three and nine months ended June 30, 1999 and
  1998......................................................    F-4
Unaudited Condensed Consolidated Statements of Stockholders'
  Equity for the nine months ended June 30, 1999............    F-5
Unaudited Condensed Consolidated Statements of Cash Flows
  for the nine months ended June 30, 1999 and 1998..........    F-6
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................    F-7
Report of Independent Accountants...........................   F-14
Independent Auditors' Reports...............................   F-15
Consolidated Balance Sheets as of February 28, 1997 and 1998
  and September 30, 1998....................................   F-17
Consolidated Statements of Income for the years ended
  February 29, 1996, February 28, 1997 and 1998 and for the
  seven months ended September 30, 1997 (unaudited) and
  1998......................................................   F-18
Consolidated Statements of Stockholders' Equity for the
  years ended February 29, 1996, February 28, 1997 and 1998
  and for the seven months ended September 30, 1998.........   F-19
Consolidated Statements of Cash Flows for the years ended
  February 29, 1996, February 28, 1997 and 1998 and for the
  seven months ended September 30, 1997 (unaudited) and
  1998......................................................   F-20
Notes to Consolidated Financial Statements..................   F-21
CORD COMMUNICATIONS, INC.
Report of Independent Auditors..............................   F-41
Balance Sheets as of June 30, 1998 and 1997.................   F-42
Statements of Operations for the years ended June 30, 1998
  and 1997..................................................   F-43
Statement of Changes in Stockholders' Equity (Deficit) for
  the years ended June 30, 1998 and 1997....................   F-44
Statements of Cash Flows for the years ended June 30, 1998
  and 1997..................................................   F-45
Notes to Financial Statements...............................   F-46
SUMMIT COMMUNICATIONS, LLC
Reports of Independent Accountants..........................   F-54
Balance Sheets as of December 31, 1997 and September 30,
  1998......................................................   F-56
Statements of Income for the period from May 24, 1997
  (Inception) to December 31, 1997 and for the nine months
  ended September 30, 1998..................................   F-57
Statement of Members' Equity for the period from May 24,
  1997 (Inception) to December 31, 1997 and for the nine
  months ended September 30, 1998...........................   F-58
Statements of Cash Flows for the period from May 24, 1997
  (Inception) to December 31, 1997 and for the nine months
  ended September 30, 1998..................................   F-59
Notes to Financial Statements...............................   F-60
UNAUDITED PRO FORMA FINANCIAL DATA
Unaudited Pro Forma Financial Data..........................    P-1
Pre-Merger SpectraSite Holdings, Inc. ......................    P-3

                                                              PAGE
                                                              -----
Westower Corporation and Subsidiaries.......................    P-5
Post-Merger SpectraSite Holdings, Inc. .....................    P-7

                     WESTOWER CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AT JUNE 30,1999 AND SEPTEMBER 30, 1998

                                                                JUNE 30,      SEPTEMBER 30,
                                                                  1999            1998
                                                              ------------    -------------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  4,204,000     $ 9,331,000
  Accounts receivable, net..................................    20,506,000      13,289,000
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................     6,758,000       5,078,000
  Inventory.................................................     3,133,000       2,151,000
  Related party advances and receivables....................       419,000         956,000
  Income tax receivable.....................................       220,000         220,000
  Other current assets......................................     1,744,000       1,203,000
                                                              ------------     -----------
     Total current assets...................................    36,984,000      32,228,000
PROPERTY AND EQUIPMENT, net.................................    50,217,000       7,574,000
INTANGIBLE ASSETS, net......................................    26,992,000      19,721,000
OTHER ASSETS................................................     6,139,000       2,771,000
                                                              ------------     -----------
TOTAL ASSETS................................................  $120,332,000     $62,294,000
                                                              ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable....................................  $  8,374,000     $ 7,053,000
  Other current liabilities.................................     1,909,000       2,810,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     1,586,000       1,435,000
  Income taxes payable......................................     2,450,000       2,116,000
  Deferred income taxes.....................................       395,000         428,000
  Stockholder advances and notes payable to related
     parties................................................       154,000         228,000
  Note payable..............................................        68,000       1,089,000
  Current portion of long-term debt and capital lease
     obligations............................................     1,576,000       2,419,000
                                                              ------------     -----------
          Total current liabilities.........................    16,512,000      17,578,000
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, excluding
  current portion...........................................    57,059,000      14,991,000
DEFERRED INCOME TAXES.......................................     2,977,000       2,962,000
                                                              ------------     -----------
          Total liabilities.................................    76,548,000      35,531,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock ($.01 par value, 25,000,000 and 10,000,000
     shares authorized, 8,562,000 and 7,047,000 shares
     issued and outstanding at June 30, 1999 and September
     30, 1998, respectively)................................        85,000          70,000
  Additional paid-in-capital................................    39,818,000      22,610,000
  Accumulated other comprehensive loss......................      (237,000)       (581,000)
  Retained earnings.........................................     4,118,000       4,664,000
                                                              ------------     -----------
          Total stockholders' equity........................    43,784,000      26,763,000
                                                              ------------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $120,332,000     $62,294,000
                                                              ============     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               THREE AND NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                     THREE MONTHS    THREE MONTHS     NINE MONTHS     NINE MONTHS
                                         ENDED           ENDED           ENDED           ENDED
                                     JUNE 30, 1999   JUNE 30, 1998   JUNE 30, 1999   JUNE 30, 1998
                                     -------------   -------------   -------------   -------------
CONTRACT AND OTHER REVENUES
  EARNED...........................   $25,184,000     $12,637,000    $  68,455,000    $35,995,000
COSTS OF REVENUES EARNED (exclusive
  of depreciation shown below).....    17,688,000       9,609,000       48,418,000     26,659,000
                                      -----------     -----------    -------------    -----------
  Gross profit (exclusive of
     depreciation).................     7,496,000       3,028,000       20,037,000      9,336,000
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................     5,128,000       1,640,000       13,385,000      4,827,000
DEPRECIATION AND AMORTIZATION......     1,078,000         146,000        2,537,000        407,000
MERGER RELATED EXPENSES............     1,519,000         250,000        1,596,000        250,000
                                      -----------     -----------    -------------    -----------
OPERATING INCOME (LOSS)............      (229,000)        992,000        2,519,000      3,852,000
OTHER INCOME (EXPENSE)
  Other income (expense)...........       (53,000)         41,000          220,000        157,000
  Interest income..................        21,000          75,000          152,000        187,000
  Interest and financing expense...      (928,000)        (31,000)      (2,051,000)      (103,000)
                                      -----------     -----------    -------------    -----------
          Total other income
            (expense)..............      (960,000)         85,000       (1,679,000)       241,000
                                      -----------     -----------    -------------    -----------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.....................    (1,189,000)      1,077,000          840,000      4,093,000
PROVISION FOR INCOME TAXES.........      (503,000)       (213,000)      (1,386,000)    (1,270,000)
                                      -----------     -----------    -------------    -----------
NET INCOME (LOSS)..................   $(1,692,000)    $   864,000    $    (546,000)   $ 2,823,000
                                      ===========     ===========    =============    ===========

EARNINGS (LOSS) PER SHARE:
BASIC..............................   $     (0.20)    $      0.14    $       (0.07)   $      0.46
                                      ===========     ===========    =============    ===========
DILUTED............................   $     (0.20)    $      0.13    $       (0.07)   $      0.39
                                      ===========     ===========    =============    ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 JUNE 30, 1999

                                                                            ACCUMULATED
                             COMMON STOCK       ADDITIONAL                     OTHER
                          -------------------     PAID-IN      RETAINED    COMPREHENSIVE   COMPREHENSIVE
                           SHARES     AMOUNT      CAPITAL      EARNINGS    INCOME (LOSS)   INCOME (LOSS)      TOTAL
                          ---------   -------   -----------   ----------   -------------   -------------   -----------
BALANCE, September 30,
  1998..................  7,047,000   $70,000   $22,610,000   $4,664,000     $(581,000)                    $26,763,000
Net loss................                                        (546,000)                    $(546,000)
Foreign currency
  translation
  adjustment............                                                       344,000         344,000
                                                                                             ---------
    Total comprehensive
      loss..............                                                                     $(202,000)       (202,000)
                                                                                             =========
Proceeds from warrants
  and options exercised,
  net...................  1,112,000   11,000      8,868,000                                                  8,879,000
Stock issuances for
  business
  acquisitions..........    403,000    4,000      8,280,000                                                  8,284,000
Stock compensation
  expense...............                             60,000                                                     60,000
                          ---------   -------   -----------   ----------     ---------                     -----------
BALANCE, June 30,
  1999..................  8,562,000   $85,000   $39,818,000   $4,118,000     $(237,000)                    $43,784,000
                          =========   =======   ===========   ==========     =========                     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                  1999           1998
                                                              ------------    -----------
CASH FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $   (546,000)   $ 2,823,000
Adjustments to reconcile net income(loss) to net cash from
  operating activities
  Depreciation and amortization.............................     2,537,000        407,000
  Gain on sale of assets....................................                     (125,000)
  Non-cash interest and financing expense...................       361,000        142,000
  Earnings from equity investment...........................      (142,000)
  Stock compensation expense................................        60,000         55,000
Changes in operating assets and liabilities, net of effect
  of acquisitions
  Accounts receivable.......................................    (3,609,000)      (646,000)
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................    (1,680,000)    (1,138,000)
  Inventory and other current assets........................    (1,333,000)      (867,000)
  Other assets..............................................                       13,000
  Trade accounts payable....................................       647,000        109,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................       151,000        141,000
  Other current liabilities.................................    (1,023,000)        19,000
  Income taxes payable......................................       334,000      1,280,000
  Current and deferred income taxes.........................       (18,000)       (57,000)
                                                              ------------    -----------
  Net cash flows (used in) provided by operating
     activities.............................................    (4,261,000)     2,156,000
                                                              ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash acquired..........    (6,583,000)    (1,474,000)
  Increase in other assets..................................    (2,700,000)
  Purchases of property and equipment.......................   (37,422,000)    (1,405,000)
  Proceeds from sale of assets..............................                      302,000
                                                              ------------    -----------
  Net cash flows used in investing activities...............   (46,705,000)    (2,577,000)
                                                              ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuances, net........................     8,878,000      8,934,000
  Redemption of preferred stock.............................                     (150,000)
  Proceeds from long-term debt..............................     1,207,000     15,884,000
  Repayments to related parties.............................    (2,080,000)    (1,972,000)
  Repayments from (advances to) related parties.............       696,000       (101,000)
  Borrowings (repayments) on line of credit, net............    (1,871,000)      (245,000)
  Proceeds from credit facility.............................    41,600,000
  Distributions to stockholders of acquired subsidiaries
     prior to acquisition...................................                   (2,800,000)
  Additions to financing costs..............................      (490,000)      (349,000)
  Repayments of long-term debt..............................    (2,140,000)      (476,000)
                                                              ------------    -----------
  Net cash flow from financing activities...................    45,800,000     18,725,000
                                                              ------------    -----------
EFFECT OF EXCHANGE RATES....................................        39,000         28,000
                                                              ------------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    (5,127,000)    18,332,000
CASH AND CASH EQUIVALENTS, beginning of period..............     9,331,000      1,748,000
                                                              ------------    -----------
CASH AND CASH EQUIVALENTS, end of period....................  $  4,204,000    $20,080,000
                                                              ============    ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

     Westower Corporation (the "Company") designs, builds and maintains wireless communications transmitting and receiving facilities for providers of wireless communications services. The Company also owns and leases communications towers. The Company operates throughout the U.S. and Canada.

     The unaudited condensed consolidated financial statements and notes thereto at June 30, 1999 and September 30, 1998 (audited), and for the three and nine months ended June 30, 1999 and 1998, reflect the October 28, 1997 merger with Western Telecom Construction Ltd., an Alberta corporation, the May 29, 1998 merger with MJA Communications Corp., a Florida corporation, and the August 31, 1998 merger with Standby Services, Inc., a Texas corporation. All companies design, fabricate and construct wireless transmitting and receiving facilities and shelters for communications providers. The Company issued 835,000 shares of its common stock for all the common shares of Western Telecom Construction Ltd., 397,000 shares of its common stock for all of the common shares of MJA Communications Corp., and 544,000 shares of its common stock for all of the common shares of Standby Services, Inc. All of these mergers were accounted for as a pooling-of-interests.

     On October 27, 1998, the Company changed its fiscal year-end from February 28 to September 30. All prior information has been restated to conform with a September 30 year end.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-KSB. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for interim periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the seven-month Transition Period ended September 30, 1998 and the notes thereto included in the Company's Form 10-KSB.

     CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly owned domestic and Canadian subsidiaries. Investments in subsidiaries in which the Company exercises significant influence but which it does not control are accounted for using the equity method. Investment in a 60% owned affiliated company is accounted for on the equity method of accounting. The Company's equity (loss) earnings from this investment during the three and nine months ended June 30, 1999 was $(83,000) and $142,000, respectively, which has been included in other income. All material intercompany accounts and transactions have been eliminated in consolidation.

     FOREIGN CURRENCY TRANSLATION--All asset and liability accounts of Canadian operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using the average exchange rate during the period. Foreign currency translation adjustments are reported as a component of comprehensive income and stockholders' equity in the consolidated balance sheet. Exchange gains and losses from foreign currency transactions are included in income currently.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts, depreciation of property and equipment, accrued income tax liabilities, and purchase price allocations for acquisitions. Actual results could differ from those estimates.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     RECLASSIFICATION--Certain prior year amounts have been reclassified to conform to the current year presentation and did not impact previously reported stockholders' equity or cash flow.

NOTE 2--INVENTORY

     Inventory is stated at the lower of cost and estimated net realizable value using the first-in, first-out method. Inventory consists of materials purchased for future construction not associated with specific jobs.

NOTE 3--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   JUNE 30,      SEPTEMBER 30,
                                                     1999            1998
                                                  -----------    -------------
Buildings.......................................  $ 1,883,000     $ 1,795,000
Vehicles........................................    4,016,000       2,540,000
Equipment.......................................    2,851,000       1,580,000
Communications towers...........................   37,479,000       1,401,000
Furniture and fixtures..........................    1,840,000         943,000
Leasehold improvements..........................      161,000          81,000
Construction in progress........................    3,534,000
                                                  -----------     -----------
                                                   51,764,000       8,340,000
Less accumulated depreciation and
  amortization..................................   (2,878,000)     (1,562,000)
                                                  -----------     -----------
                                                   48,886,000       6,778,000
Land............................................    1,331,000         796,000
                                                  -----------     -----------
                                                  $50,217,000     $ 7,574,000
                                                  ===========     ===========

     In February 1999, the Company completed the acquisition of certain communications towers under contract in December 1998, at an aggregate cost of approximately $17 million. In May 1999, the Company completed the acquisition of certain communications towers under contract in October 1998, at an aggregate cost of approximately $15.5 million.

NOTE 4--ACQUISITIONS

     During the nine months ended June 30, 1999, the Company consummated the following transactions which were accounted for under the purchase method of accounting, and accordingly, the operating results of the acquired entities have been included in the consolidated operating results since the date of acquisition.

     On October 30, 1998 the Company completed the acquisition of Teletronics Management Services, Inc. ("Teletronics"). The acquisition was effected by exchanging approximately 188,000 shares of common stock valued at approximately $3.8 million, based on the publicly traded price, $1.8 million in cash, including distributions payable to former shareholders in the amount of $800,000, and the assumption of certain liabilities, for all outstanding shares of Teletronics. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $5.0 million.

     On November 10, 1998 the Company completed the acquisition of Summit Communications, LLC ("Summit"), a Mississippi limited liability company which engages in operations similar to those of the Company. The acquisition was effected by exchanging approximately 200,000 shares of common stock valued at approximately $4.1 million, based on the publicly traded price, $4.4 million in cash, and the assumption of certain liabilities, for all membership interests in Summit. The former members of Summit may also receive

                     WESTOWER CORPORATION AND SUBSIDIARIES
an additional 100,000 shares of common stock, based on certain performance criteria during the three years following the date of acquisition. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $8.0 million.

     On February 4, 1999 the Company completed the acquisition of Cypress Real Estate Services, Inc. ("Cypress"), a Florida corporation. The acquisition was effected by exchanging approximately 15,000 shares of common stock valued at approximately $424,000, based on the publicly traded price, for all outstanding shares of Cypress. The former shareholder of Cypress may also receive additional shares of common stock, based on the number of towers, not to exceed 1,000 towers, acquired or constructed by the Company, subject to certain limitations and restrictions.

     The acquisition was accounted for using the purchase method for business combinations with substantially all of the purchase price allocated to goodwill.

     On February 26, 1999 the Company completed the acquisition of Telecommunications R. David ("R. David"), a Quebec, Canada company which engages in operations similar to those of the Company. The acquisition was effected by exchanging approximately $330,000 in cash, and the assumption of certain liabilities, for all outstanding shares of R. David. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $350,000.

     The following is a summary of all consideration exchanged for acquisitions that were accounted for as purchases:

                                                        NINE MONTHS
                                                           ENDED
                                                         JUNE 30,
                                                           1999
                                                        -----------
Shares issued.........................................      403,000
Value of shares.......................................  $ 8,284,000
Cash..................................................    6,583,000
                                                        -----------
          Total purchase price........................  $14,867,000
                                                        ===========

     The assets and liabilities of the acquired entities were recorded at their estimated fair market values at the dates of acquisition. The initial allocations of fair market values are preliminary and are subject to adjustments during the first year following the acquisition. The initial allocations were as follows:

                                                           JUNE 30,
                                                             1999
                                                          -----------
Non-compete agreements..................................  $   136,000
Tangible assets.........................................    5,084,000
Goodwill................................................   13,825,000
Liabilities assumed and deferred tax liabilities........   (4,178,000)
                                                          -----------
          Total purchase price..........................  $14,867,000
                                                          ===========

     Included in the operating results for the three and nine months ended June 30, 1999 are revenues of $5,273,000 and $14,552,000, respectively, and operating income of $668,000 and $2,028,000, respectively, from the dates of acquisition. Goodwill is generally amortized over a 20 year period.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 5--INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                   JUNE 30,      SEPTEMBER 30,
                                                     1999            1998
                                                  -----------    -------------
Goodwill........................................  $27,864,000     $14,039,000
Communications tower purchase contract..........           --       5,661,000
Non-compete agreements..........................      355,000         219,000
                                                  -----------     -----------
                                                   28,219,000      19,919,000
Less accumulated amortization...................   (1,227,000)       (198,000)
                                                  -----------     -----------
                                                  $26,992,000     $19,721,000
                                                  ===========     ===========

NOTE 6--OTHER ASSETS

     Other assets consist of the following:

                                                    JUNE 30,     SEPTEMBER 30,
                                                      1999           1998
                                                   ----------    -------------
Deposits on tower purchase contracts.............  $1,176,000     $       --
Equity investment in joint venture...............   1,189,000        217,000
Other noncurrent assets, net.....................   3,774,000      2,554,000
                                                   ----------     ----------
                                                   $6,139,000     $2,771,000
                                                   ==========     ==========

     During the nine months ended June 30, 1999, the Company paid approximately $1.2 million as deposits to acquire additional towers. Equity investment in joint venture represents the Company's cash investment and the Company's equity earnings from this investment

NOTE 7--LONG-TERM DEBT

     During the nine months ended June 30, 1999, the Company borrowed an aggregate $41.6 million under its credit facility with Bank Boston N.A. As of June 30, 1999, the effective interest rate on borrowings under the facility was approximately 7.75%. The Company borrowed an additional $8.0 million under the facility subsequent to June 30, 1999. The facility is collateralized by substantially all of the Company's assets. At June 30, 1999, the Company was in compliance with all of its covenants with the exception of certain financial ratio requirements related to cash flow. The Company has received a waiver from the lenders waiving the right to demand repayment as a result of the violation.

NOTE 8--COMMON STOCK

     On October 15, 1997, the Company issued 1,200,000 shares of common stock and 1,380,000 warrants to purchase common stock in a public offering. The Company received proceeds, net of costs, of $7,493,000 from its public offering. During the nine months ended June 30, 1999, the Company received net proceeds of $7,291,000 on the exercise of 819,000 warrants, at $9.00 per share of common stock. In addition to the warrants noted above, during the nine months ended June 30, 1999, the Company's underwriters exercised warrants, issued in connection with the Company's initial public offering, resulting in the Company receiving $1,123,000 on the exercise of warrants to purchase 162,000 shares of common stock at $9 per share. At June 30, 1999, there were unexercised warrants to purchase approximately 79,000 shares of common stock held by underwriters.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 9--EARNINGS (LOSS) PER SHARE

     The numerators and denominators of basic and fully diluted earnings (loss) per share are as follows:

                              THREE MONTHS   THREE MONTHS   NINE MONTHS   NINE MONTHS
                                 ENDED          ENDED          ENDED         ENDED
                                JUNE 30,       JUNE 30,      JUNE 30,      JUNE 30,
                                  1999           1998          1999          1998
                              ------------   ------------   -----------   -----------
Numerator--Net income(loss)
  as reported...............  $(1,692,000)    $  864,000    $ (546,000)   $2,823,000
                              ===========     ==========    ==========    ==========
Denominator--Weighted
  average number of shares
  outstanding:
  Basic weighted average
     number of shares.......    8,525,000      6,356,000     8,234,000     6,104,000
  Effect of dilutive stock
     options and warrants...                     431,000                   1,104,000
                              -----------     ----------    ----------    ----------
     Diluted weighted
       average number of
       shares...............    8,525,000      6,787,000     8,234,000     7,208,000
                              ===========     ==========    ==========    ==========

     For the three and nine months ended June 30, 1999, all potential common shares were excluded from the computation of diluted earnings (loss) per share because inclusion would have had an anti-dilutive effect on earnings (loss) per share. For the three months ended June 30, 1998, shares associated with convertible debt were excluded from the computation of diluted earnings per share because inclusion would have had an anti-dilutive effect on earnings per share. All other potential common shares have been included in the diluted earnings per share calculations for the three and nine months ended June 30, 1998.

NOTE 10--SEGMENT INFORMATION

     The Company's operations are comprised of a number of communication tower construction entities that were recently acquired. While management assesses the operating results of each of these entities separately, as these entities and its existing operations exhibit similar financial performance and have similar economic characteristics, they have been aggregated as one segment.

     The following table summarizes contract and other revenues and long-lived assets related to the respective countries in which the Company operates.

                                          AS OF AND FOR THE NINE MONTHS ENDED JUNE 30,
                                          ---------------------------------------------
                                             TOTAL        UNITED STATES       CANADA
                                          -----------     -------------     -----------
1999
  Contract and Other Revenues...........  $68,455,000      $52,658,000      $15,797,000
  Long-lived Assets.....................  $50,217,000      $43,574,000      $ 6,643,000

                                          AS OF AND FOR THE NINE MONTHS ENDED JUNE 30,
                                          ---------------------------------------------
                                             TOTAL        UNITED STATES       CANADA
                                          -----------     -------------     -----------
1998
  Contract and Other Revenues...........  $35,995,000      $19,206,000      $16,789,000
  Long-lived Assets.....................  $ 4,854,000      $ 1,251,000      $ 3,603,000

     Long-lived assets are comprised of property and equipment and exclude intangible assets.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 11--MERGER OF THE COMPANY

     On May 15, 1999, the Company entered into a definitive agreement with SpectraSite Holdings, Inc. (SpectraSite), under which Westower will merge with a subsidiary of SpectraSite. The transaction was consummated on September 2, 1999 and under the terms of the agreement, Westower shareholders received 1.81 shares of SpectraSite common stock for each Westower share. During the nine months ended June 30, 1999, the Company incurred approximately $1.5 million in expenses related to the merger, which included $750,000 paid to the Company's investment advisors for services in connection with the merger. Under the terms of the arrangement the Company paid an additional $2,250,000 to its investment advisors at closing.

                      (This page intentionally left blank)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Westower Corporation

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Westower Corporation and its subsidiaries at September 30, 1998, and the results of their operations and their cash flows for the seven months ended September 30, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Westower Corporation for the three years in the period ended February 28, 1998 were audited by other independent accountants whose report dated April 14, 1998, except for the third paragraph in Note 3, as to which the date is May 31, 1998 and the fourth paragraph in Note 3, as to which the date is June 14, 1999, expressed an unqualified opinion on those statements.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
February 4, 1999,
except for the fourth
paragraph in Note 3,
as to which the date
is June 17, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Westower Corporation

     We have audited the accompanying consolidated balance sheets of Westower Corporation and Subsidiaries as of February 28, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of MJA Communications Corporation, which are included in the financial statements of Westower Corporation as discussed in Note 3 to the financial statements, and which statements reflect total assets constituting 56% and 16% of consolidated total assets as of February 28, 1997 and 1998 and total revenues constituting 22%, 57% and 33% of consolidated total revenues for each of the three years in the period ended February 28, 1998, respectively. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MJA Communications Corporation, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westower Corporation and Subsidiaries as of February 28, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1998 in conformity with generally accepted accounting principles.

                                          /s/ MOSS ADAMS LLP

Bellingham, Washington
April 14, 1998, except for the third paragraph in Note 3, as to which the date is May 31, 1998, and the fourth paragraph in
Note 3, as to which the date is
June 14, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of MJA Communications Corp.
Palm Beach Gardens, Florida

     We have audited the balance sheet of MJA Communications Corp. as of December 31, 1996 and 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MJA Communications Corp. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                               /s/ LAMN, KRIELOW, DYTRYCH &
                                                        DARLING
                                          --------------------------------------
                                          LAMN, KRIELOW, DYTRYCH & DARLING
                                          Certified Public Accountants

February 11, 1998, except for Note 4, as to which the date is August 12, 1998

                     WESTOWER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               FEBRUARY 28, 1997 AND 1998 AND SEPTEMBER 30, 1998

                                                           FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                               1997           1998           1998
                                                           ------------   ------------   -------------
ASSETS
Current Assets:
  Cash and cash equivalents..............................  $ 7,131,000    $ 7,206,000     $ 9,331,000
  Accounts receivable, net...............................    4,905,000      7,112,000      13,289,000
  Costs and estimated earnings in excess of billings on
    uncompleted contracts................................      938,000      2,143,000       5,078,000
  Inventory..............................................      201,000      1,140,000       2,151,000
  Related party advances and receivables.................           --        831,000         956,000
  Income tax receivable..................................           --             --         220,000
  Other current assets...................................       63,000        125,000       1,203,000
                                                           -----------    -----------     -----------
    Total current assets.................................   13,238,000     18,557,000      32,228,000
Property and equipment, net..............................    2,707,000      4,321,000       7,574,000
Intangible assets, net...................................           --      2,088,000      19,721,000
Other assets.............................................       58,000         91,000       2,771,000
                                                           -----------    -----------     -----------
Total assets.............................................  $16,003,000    $25,057,000     $62,294,000
                                                           ===========    ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable.................................  $ 4,980,000    $ 4,445,000     $ 7,053,000
  Other current liabilities..............................      275,000        929,000       2,810,000
  Billings in excess of costs and estimated earnings on
    uncompleted contracts................................    3,850,000      1,745,000       1,435,000
  Income taxes payable...................................      155,000      1,652,000       2,116,000
  Deferred income taxes..................................      580,000        534,000         428,000
  Stockholder advances and notes payable to related
    parties..............................................      672,000      2,044,000         228,000
  Note payable...........................................      208,000        147,000       1,089,000
  Current portion of long-term debt and capital lease
    obligations..........................................      610,000        502,000       2,419,000
                                                           -----------    -----------     -----------
         Total current liabilities.......................   11,330,000     11,998,000      17,578,000
Long-term debt and capital lease obligations, excluding
  current portion........................................      212,000        292,000      14,991,000
Deferred income taxes....................................       27,000         48,000       2,962,000
                                                           -----------    -----------     -----------
         Total liabilities...............................   11,569,000     12,338,000      35,531,000
Commitments and contingencies
Minority interest........................................       40,000             --              --
                                                           -----------    -----------     -----------
Redeemable preferred stock...............................      450,000             --              --
                                                           -----------    -----------     -----------
Stockholders' equity
  Common stock ($.01 par value, 10,000,000 shares
    authorized, 4,776,000, 6,117,000 and 7,047,000 shares
    issued and outstanding at February 28, 1997 and 1998,
    and September 30, 1998, respectively)................       48,000         61,000          70,000
  Additional paid-in-capital.............................      (48,000)     8,672,000       22,610,00
  Accumulated other comprehensive income (loss)..........       27,000        (67,000)       (581,000)
  Retained earnings......................................    3,917,000      4,053,000       4,664,000
                                                           -----------    -----------     -----------
         Total stockholders' equity......................    3,944,000     12,719,000      26,763,000
                                                           -----------    -----------     -----------
Total liabilities and stockholders' equity...............  $16,003,000    $25,057,000     $62,294,000
                                                           ===========    ===========     ===========

The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
           SEVEN MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

                                                                                          SEVEN MONTHS    SEVEN MONTHS
                                              YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                             FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                                 1996           1997           1998           1997            1998
                                             ------------   ------------   ------------   -------------   -------------
                                                                                           (UNAUDITED)
Contract and other revenues earned.........  $14,775,000    $46,091,000    $41,662,000     $22,869,000     $31,944,000
Costs of revenues earned (exclusive of
  depreciation and amortization shown
  below)...................................   10,755,000     33,936,000     29,508,000      16,778,000      23,858,000
                                             -----------    -----------    -----------     -----------     -----------
  Gross profit.............................    4,020,000     12,155,000     12,154,000       6,091,000       8,086,000
Selling, general and administrative
  expenses.................................    2,944,000      7,832,000      7,236,000       2,720,000       4,958,000
Depreciation and amortization..............      196,000        268,000        473,000         187,000         578,000
Merger related expenses....................           --             --             --              --         327,000
                                             -----------    -----------    -----------     -----------     -----------
Operating income...........................      880,000      4,055,000      4,445,000       3,184,000       2,223,000
Other income (expense)
  Other income (expense)...................      (24,000)        32,000        126,000              --          (2,000)
  Interest income..........................           --         70,000        127,000          41,000         130,000
  Interest and financing expense...........     (110,000)       (72,000)      (129,000)        (32,000)       (771,000)
                                             -----------    -----------    -----------     -----------     -----------
         Total other income (expense)......     (134,000)        30,000        124,000           9,000        (643,000)
                                             -----------    -----------    -----------     -----------     -----------
Income before income taxes and minority
  interest.................................      746,000      4,085,000      4,569,000       3,193,000       1,580,000
Minority interest..........................       (6,000)       (19,000)            --              --              --
                                             -----------    -----------    -----------     -----------     -----------
Income before provision for income taxes...      740,000      4,066,000      4,569,000       3,193,000       1,580,000
Provision for income taxes.................      193,000        636,000      1,633,000       1,141,000         351,000
                                             -----------    -----------    -----------     -----------     -----------
Net income.................................  $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
                                             ===========    ===========    ===========     ===========     ===========
Earnings per share:
Basic......................................  $      0.11    $      0.72    $      0.56     $      0.43     $      0.19
                                             ===========    ===========    ===========     ===========     ===========
Diluted....................................  $      0.11    $      0.72    $      0.52     $      0.43     $      0.16
                                             ===========    ===========    ===========     ===========     ===========
Pro forma earnings per share:
Basic......................................  $      0.11    $      0.53    $      0.53     $      0.37     $      0.12
                                             ===========    ===========    ===========     ===========     ===========
Diluted....................................  $      0.11    $      0.53    $      0.50     $      0.37     $      0.10
                                             ===========    ===========    ===========     ===========     ===========

The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
                     SEVEN MONTHS ENDED SEPTEMBER 30, 1998

                                       COMMON STOCK                                    ACCUMULATED
                                    -------------------   ADDITIONAL                      OTHER
                                                            PAID-IN      RETAINED     COMPREHENSIVE   COMPREHENSIVE
                                     SHARES     AMOUNT      CAPITAL      EARNINGS     INCOME(LOSS)       INCOME          TOTAL
                                    ---------   -------   -----------   -----------   -------------   -------------   -----------
BALANCE, FEBRUARY 28, 1995........  4,776,000   $48,000   $   (48,000)  $   362,000     $  29,000                     $   391,000
Net income........................                                          547,000             7      $  547,000
Foreign currency translation
  adjustment......................         --        --            --            --            --              --
                                                                                                       ----------
        Total comprehensive
          income..................                                                                     $  547,000         547,000
                                                                                                       ==========
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition.....................         --        --            --       (39,000)           --                         (39,000)
                                    ---------   -------   -----------   -----------     ---------                     -----------
BALANCE, FEBRUARY 29, 1996........  4,776,000    48,000       (48,000)      870,000        29,000                         899,000
Net income........................         --        --            --     3,430,000            --      $3,430,000
Foreign currency translation
  adjustment......................         --        --            --            --        (2,000)         (2,000)
                                                                                                       ----------
        Total comprehensive
          income..................                                                                     $3,428,000       3,428,000
                                                                                                       ==========
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition.....................         --        --            --      (383,000)           --                        (383,000)
                                    ---------   -------   -----------   -----------     ---------                     -----------
BALANCE, FEBRUARY 28, 1997........  4,776,000    48,000       (48,000)    3,917,000        27,000                       3,944,000
Net income........................         --        --            --     2,936,000            --      $2,936,000
Foreign currency translation
  adjustment......................         --        --            --            --       (94,000)        (94,000)
                                                                                                       ----------
        Total comprehensive
          income..................                                                                     $2,842,000       2,842,000
                                                                                                       ==========
Stock issuances...................  1,341,000    13,000     8,699,000            --            --                       8,712,000
Stock compensation expense........         --        --        21,000            --            --                          21,000
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition.....................         --        --            --    (2,800,000)           --                      (2,800,000)
                                    ---------   -------   -----------   -----------     ---------                     -----------
BALANCE, FEBRUARY 28, 1998........  6,117,000    61,000     8,672,000     4,053,000       (67,000)                    $12,719,000
Net income........................         --        --            --     1,229,000            --      $1,229,000
Foreign currency translation
  adjustment......................         --        --            --            --      (514,000)       (514,000)
                                                                                                       ----------
        Total comprehensive
          income..................                                                                     $  715,000         715,000
                                                                                                       ==========
Adjustment to conform fiscal year
  ends of acquired subsidiaries...         --        --            --       438,000            --                         438,000
Proceeds from warrants
  exercised.......................    559,000     6,000     4,782,000            --            --                       4,788,000
Proceeds from stock options
  exercised and related tax
  benefit.........................     35,000        --       556,000            --            --                         556,000
Stock issuances for business
  acquisitions....................    336,000     3,000     8,097,000            --            --                       8,100,000
Value ascribed to conversion
  feature and warrants of
  convertible debt, net of
  deferred taxes..................         --        --       468,000            --            --                         468,000
Stock compensation expense........         --        --        35,000            --            --                          35,000
Distributions of earnings and for
  taxes to stockholders of
  acquired subsidiaries prior to
  acquisition.....................         --        --            --    (1,056,000)           --                      (1,056,000)
                                    ---------   -------   -----------   -----------     ---------                     -----------
BALANCE, SEPTEMBER 30, 1998.......  7,047,000   $70,000   $22,610,000   $ 4,664,000     $(581,000)                    $26,763,000
                                    =========   =======   ===========   ===========     =========                     ===========

The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
           SEVEN MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

                                                                                                                        SEVEN
                                                                                                    SEVEN MONTHS       MONTHS
                                                        YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                                       FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                                           1996           1997           1998           1998            1998
                                                       ------------   ------------   ------------   -------------   -------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income.......................................  $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
Adjustments to reconcile net income to net cash from
  operating activities
  Depreciation and amortization......................      196,000        268,000        473,000         187,000         578,000
  Provision for bad debt.............................           --             --             --              --         221,000
  Deferred income taxes..............................       96,000        433,000        (41,000)       (209,000)        367,000
  Non-cash interest and financing expense............           --             --             --              --         264,000
  Gain on sale of assets.............................           --             --       (125,000)             --              --
  Stock-based compensation...........................           --             --         56,000              --          35,000
  Earnings from equity investment....................           --             --             --              --         (46,000)
  Minority interest..................................        6,000         19,000             --         (40,000)             --
Changes in operating assets and liabilities, net of
  effect of acquisitions
  Accounts receivable................................   (2,570,000)    (1,402,000)    (1,484,000)     (1,962,000)     (1,603,000)
  Costs and estimated earnings in excess of billings
    on uncompleted contracts.........................     (284,000)      (545,000)    (1,200,000)       (238,000)     (1,350,000)
    Inventory and other current assets...............      (69,000)      (143,000)      (938,000)             --        (990,000)
  Other assets.......................................      (32,000)       (93,000)        (5,000)       (597,000)        135,000
  Trade accounts payable.............................    1,163,000      3,387,000       (933,000)       (810,000)     (2,265,000)
  Billings in excess of costs and estimated earnings
    on uncompleted contracts.........................    1,464,000      2,380,000     (2,105,000)     (3,156,000)       (963,000)
    Other current liabilities........................       56,000         79,000        648,000        (198,000)          6,000
  Income taxes payable...............................      (44,000)       147,000      1,354,000        (155,000)        244,000
                                                       -----------    -----------    -----------     -----------     -----------
    Net cash flows (used) provided by operating
      activities.....................................      529,000      7,960,000     (1,364,000)     (5,126,000)     (4,138,000)
                                                       -----------    -----------    -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash acquired...           --             --     (1,467,000)             --      (6,348,000)
  Sales of property and equipment....................      155,000             --        444,000              --              --
  Purchases of property and equipment................     (301,000)    (1,245,000)    (1,692,000)       (455,000)     (1,657,000)
                                                       -----------    -----------    -----------     -----------     -----------
    Net cash flows used by investing activities......     (146,000)    (1,245,000)    (2,715,000)       (455,000)     (8,005,000)
                                                       -----------    -----------    -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuances, net.................           --             --      7,493,000              --              --
  Proceeds from stock warrant and option exercises,
    net..............................................           --             --             --              --       5,002,000
  Redemption of preferred stock......................           --             --       (450,000)       (300,000)             --
  Principal payments on long-term debt...............     (583,000)      (389,000)      (326,000)       (227,000)       (392,000)
  Distributions to stockholders......................      (39,000)      (383,000)    (2,800,000)             --      (1,056,000)
  Advances to related parties........................           --             --       (196,000)       (384,000)        (65,000)
  Advances from related parties......................      481,000             --        457,000       1,117,000          34,000
  Repayments to related parties......................      (17,000)      (480,000)            --              --      (1,816,000)
  Borrowing (repayments) on line of credit, net......           --        207,000        (57,000)        (85,000)        (88,000)
  Additions to financing costs.......................           --             --             --              --      (2,368,000)
  Proceeds from debt incurred........................      159,000        555,000        104,000         104,000      15,256,000
                                                       -----------    -----------    -----------     -----------     -----------
    Net cash flows provided (used) by financing
      activities.....................................        1,000       (490,000)     4,225,000         225,000      14,507,000
                                                       -----------    -----------    -----------     -----------     -----------
EFFECT OF CHANGES IN EXCHANGE RATES..................           --             --        (71,000)        (27,000)       (239,000)
                                                       -----------    -----------    -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH......................      384,000      6,225,000         75,000      (5,383,000)      2,125,000
                                                       -----------    -----------    -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......      522,000        906,000      7,131,000       7,131,000       7,206,000
                                                       -----------    -----------    -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............  $   906,000    $ 7,131,000    $ 7,206,000     $ 1,748,000     $ 9,331,000
                                                       ===========    ===========    ===========     ===========     ===========

The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION

     Westower Corporation (the "Company") was incorporated in Washington state in June 1997 for the purpose of acquiring Westower Holdings Ltd. and its wholly-owned subsidiaries, Westower Communications Ltd. and Westower Communications, Inc. In connection with an initial public offering on October 15, 1997, the Company raised approximately $7.5 million in net cash proceeds. Proceeds have been used in part to acquire the assets and operations of other businesses.

     The Company is successor to operations begun in 1990 by Westower Communication Ltd. It designs, builds and maintains wireless communication transmitting and receiving facilities for providers of wireless communication services. The Company also owns and leases wireless communication towers to wireless communication providers. Principal operations are located in the Pacific Northwest, including the Canadian provinces of British Columbia and Alberta, and the Southeastern and Southwestern United States. Other operations extend throughout the Western United States and into Eastern Canada.

     On October 27, 1998, the Company changed its fiscal year-end from February 28 to September 30 resulting in a seven month reporting period from March 1, 1998 to September 30, 1998 (the "Transition Period").

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Consolidation--The consolidated financial statements include the accounts of Westower Corporation and its wholly owned domestic and Canadian subsidiaries.

     Investments in subsidiaries in which the Company exercises significant influence but which it does not control are accounted for using the equity method. At September 30, 1998, the Company has an equity investment in a joint venture which engages in operations in Brazil that are similar to those of the Company, in which it has an economic ownership interest of 60 percent. Revenues and associated expenses are transacted in Canadian dollars. As of September 30, 1998, the Company's investment totaled $217,000, which has been included in other assets, and the Company's equity earnings from this investment during the Transition Period totaled $46,000, which has been included in contract and other revenues earned.

     All material intercompany accounts and transactions have been eliminated in consolidation.

     (b) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts, depreciation of property and equipment, accrued income tax liabilities, and purchase price allocations for acquisitions. Actual results could differ from those estimates.

     (c) Contract and Other Revenue and Cost Recognition--Revenue from fixed-price construction contracts is recognized using the percentage-of-completion method based on cost incurred to total estimated cost. Revenue from contracts based upon time and materials is recognized based upon hours worked and materials consumed. Most of the Company's contracts are short-term and are completed in two to three months. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     The Company owns wireless communication towers which it leases to third parties. Revenues are recognized on a monthly basis over the term of the leasing agreement. Revenues and cost of services of approximately $170,000 and $25,000, respectively, have been included in contract and other revenues earned and cost of revenues earned, respectively, in the Transition Period.

     (d) Cash and Cash Equivalents--Cash and cash equivalents consist of cash in banks and money market investments on deposit with major Canadian and U.S. financial institutions. Investments with maturities of three months or less when purchased are considered cash equivalents.

     (e) Inventory--Inventory consists of construction parts and supplies and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (f) Property and Equipment--Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: buildings--10-25 years; furniture, fixtures and equipment--3 to 10 years; wireless communication towers--20 years; vehicles--5 years. Gains or losses on the dispositions of assets are recorded at the time of disposition. The costs of normal repairs and maintenance are charged to expense as incurred.

     (g) Capitalized Software--Purchased software is capitalized at cost and amortized over its estimated useful life of 3 years.

     (h) Intangible Assets--Business acquisition costs are allocated to the tangible and identifiable intangible assets that are acquired. Business acquisition costs allocated to contracts to purchase wireless communication towers are amortized over a 20 year period upon acquisition of the wireless communication towers, and costs allocated to non-compete agreements are amortized over the term of the agreements, which are generally 5 years. The excess of the aggregate purchase price over the fair value of the net assets acquired and identifiable intangible assets acquired is recorded as goodwill. Goodwill is amortized over a 20 year period. The Company amortizes its intangible assets using the straight line method.

     (i) Financing Costs--Direct costs associated with obtaining debt financing are deferred and are amortized over the term of the debt using the effective interest method. Direct costs of obtaining commitments for financing are deferred and charged to expense over the term of the commitments. Direct costs associated with obtaining equity financing are charged to additional paid-in capital as the related funds are raised. Deferred financing costs totaled $2.4 million at September 30, 1998, which has been included in other assets. Accumulated amortization of deferred financing costs totaled $113,000 at September 30, 1998.

     (j) Valuation of Long-Lived Assets--The Company periodically reviews its long-lived assets and certain identifiable intangible assets, including goodwill, whenever events or changes in circumstance indicate that the carrying amount of an asset may be impaired and not recoverable. Adjustments are made if the sum of the expected future undiscounted operating cash flows is less than the carrying value of the asset.

     (k) Income Taxes--The Company accounts for income taxes under the liability method. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes at the enacted tax rates. The significant differences relate primarily to the timing and recognition of depreciation and amortization of long-lived assets, profit on uncompleted contracts, amortization of financing costs and bad debt expense. Deferred tax amounts represent the future tax consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The Company files a consolidated federal income tax return in the United States. The Company files separate tax returns for each of its Canadian subsidiaries in Canada. Additionally, certain of the Company's operations are subject to Provincial income taxes in Canada and state income taxes in the United States.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     (l) Foreign Currency Translation--All asset and liability accounts of Canadian operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using the average exchange rate during the period. Foreign currency translation adjustments are reported as a component of comprehensive income and stockholders' equity in the consolidated balance sheet. Gains and losses resulting from foreign currency transactions are included in income currently.

     (m) Earnings Per Share and Change in Accounting Policy--During fiscal year ended February 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. The new standard supersedes Accounting Principles Board (APB) No. 15, Earnings Per Share and establishes standards for computing and presenting earnings per share. Prior years have been restated to conform with the new requirements.

     Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends and stock splits. Diluted earnings per share amounts are computed by determining the number of additional shares that are deemed outstanding from stock options and warrants, using the treasury stock method, and convertible debentures.

     (n) Segment Information--In the Transition Period, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 supersedes SFAS 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not significantly affect the disclosure of segment information previously reported (see "Segment Information" note).

     (o) New Accounting Standards--In June 1997, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Among other provisions, SFAS No. 133 requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This Statement becomes effective beginning June 15, 2000, for the Company. The Company is currently assessing the impact, if any, to its financial position or results of operations.

     (p) Interim Financial Data (Unaudited)--As discussed in Note 1, on October 27, 1998 the Company changed its fiscal year end to September 30 from February
28. The information presented for the seven months ended September 30, 1997 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim period have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the seven months ended September 30, 1997 are not necessarily indicative of the results that were reported for the entire fiscal year ending February 28, 1998.

NOTE 3--MERGERS AND ACQUISITIONS

  MERGERS

     Westower Holdings Ltd. Concurrent with its incorporation in June 1997, the Company completed a merger with Westower Holdings Ltd. by issuing 3,000,000 shares of common stock in exchange for all outstanding common stock of Westower Holdings Ltd. Westower Holdings Ltd. is a Wyoming corporation

                     WESTOWER CORPORATION AND SUBSIDIARIES
that owns all outstanding common stock of Westower Communications Ltd. and Westower Communications, Inc. The merger qualified as a tax-free exchange and is accounted for similar to a pooling-of-interests.

     WTC Holdings, Inc. and Western Telecom Construction Ltd. Effective October 28, 1997, the Company completed a merger with WTC Holdings, Inc. (formerly 411677 Alberta Ltd.) and its wholly owned subsidiary, Western Telecom Construction Ltd., (collectively, "Western Telecom"). WTC Holdings, Inc. was wholly-owned by a relative of a significant stockholder and a director of Westower Corporation. WTC Holdings, Inc. is a Wyoming corporation, and Western Telecom Construction Ltd. is a Canadian corporation. Western Telecom engages in operations similar to those of the Company. The merger was effected by exchanging 835,000 shares of common stock for all outstanding common stock of Western Telecom. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of Western Telecom.

     MJA Communications Corporation. Effective May 31, 1998, the Company completed a merger with MJA Communications Corporation ("MJA"). MJA is a Florida corporation which engages in operations similar to those of the Company. In connection with the merger, MJA's tax status was changed from an S corporation to a C corporation. The merger was effected by exchanging 397,000 shares of common stock for all outstanding common stock of MJA. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of MJA.

     Standby Services, Inc. Effective August 31, 1998, the Company completed a merger with Standby Services, Inc. ("Standby"). Standby is a Texas corporation which engages in operations similar to those of the Company. In connection with the merger, Standby's tax status was changed from an S corporation to a C corporation. The merger was effected by exchanging 544,000 shares of common stock for all outstanding common stock of Standby. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of Standby.

     Prior to the respective mergers, Western Telecom had a fiscal year-end of January 31 and MJA and Standby had a fiscal year end of December 31. In recording the business combinations, the fiscal years ended 1998 and 1997 financial statements have not been restated to conform with Westower Corporation's previous fiscal year end of February 28, as the effect on the consolidated financial statements is not material. As a result of Western Telecom, MJA and Standby having a different fiscal year end and the change in the Company's fiscal year end, Western Telecom and MJA and Standby's results of operations for the respective one and two-month periods ended February 28, 1998 have been excluded from the reported results of operations in the Transition Period and, therefore, have been presented as an adjustment to the Company's consolidated statement of stockholders' equity for the Transition Period. Aggregate revenues, expenses, income before extraordinary items and net income, attributable to these mergers, which have been excluded from the Company's reported results of operations in the Transition Period, were $3,302,000, $2,864,000, $438,000 and $438,000, respectively, for the period from January 1, 1998 to February 28, 1998.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     Summarized results of operations for the separate companies and combined amounts included in the consolidated financial statements, net of intercompany transactions, are as follows:

                                                                        SEVEN MONTHS    SEVEN MONTHS
                            YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                           FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                               1996           1997           1998           1997            1998
                           ------------   ------------   ------------   -------------   -------------
                                                                         (UNAUDITED)
Contract and other
  revenues earned
  Westower Corporation
     and Subsidiaries,
     including entities
     acquired............  $ 5,664,000    $10,415,000    $16,156,000     $ 8,652,000     $11,450,000
  MJA....................    3,305,000     26,164,000     13,929,000       8,418,000      10,824,000
  Western Telecom........    1,777,000      5,001,000      7,027,000       3,035,000       5,341,000
  Standby................    4,029,000      4,511,000      4,550,000       2,764,000       4,329,000
                           -----------    -----------    -----------     -----------     -----------
                           $14,775,000    $46,091,000    $41,662,000     $22,869,000     $31,944,000
                           ===========    ===========    ===========     ===========     ===========
Net income (loss)
  Westower Corporation
     and Subsidiaries,
     including entities
     acquired............  $   460,000    $   815,000    $   975,000     $   784,000     $  (816,000)
  MJA....................       (3,000)     2,617,000        527,000         195,000         513,000
  Western Telecom........       (5,000)       364,000      1,475,000         442,000         387,000
  Standby................       95,000       (366,000)       (41,000)        631,000       1,145,000
                           -----------    -----------    -----------     -----------     -----------
                           $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
                           ===========    ===========    ===========     ===========     ===========

     The following pro forma net income and basic diluted earnings per share are presented as if the Company had been required to provide for income taxes that were previously taxable to the former shareholders of the merged entities that were previously S corporations.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                                                                        SEVEN MONTHS    SEVEN MONTHS
                            YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                           FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                               1996           1997           1998           1997            1998
                           ------------   ------------   ------------   -------------   -------------
                                                                         (UNAUDITED)
Net income as reported...    $547,000      $3,430,000     $2,936,000     $2,052,000      $1,229,000
  Dividends on preferred
     shares..............     (39,000)             --             --             --              --
  Pro forma adjustment
     for income taxes of
     acquired entities
     previously filing as
     S corporations......       1,000        (890,000)      (165,000)      (281,000)       (454,000)
                             --------      ----------     ----------     ----------      ----------
Pro forma net income.....    $509,000      $2,540,000     $2,771,000     $1,771,000      $  775,000
                             ========      ==========     ==========     ==========      ==========
Pro forma basic earnings
  per share..............    $   0.11      $     0.53     $     0.53     $     0.37      $     0.12
                             ========      ==========     ==========     ==========      ==========
Pro forma diluted
  earnings per share.....    $   0.11      $     0.53     $     0.50     $     0.37      $     0.10
                             ========      ==========     ==========     ==========      ==========

  ACQUISITIONS

     The following acquisitions have been accounted for using the purchase method of accounting for business combinations and, accordingly, the operating results of the acquired companies have been included in the Company's consolidated financial statements from the date of acquisition.

     Acquisitions from November 1, 1997 to February 28, 1998. On dates ranging between November 1, 1997 and January 17, 1998, the Company acquired all outstanding shares of common stock of National Tower Service Ltd., 501053 B.C. Ltd., and the minority interest in WTC Leasing Ltd. which are Canadian corporations with operations similar to those of the Company. Additionally, on January 17, 1998 the Company acquired the assets, principally communication towers, of Ralph's Radio, Inc. and 344813 Alberta Ltd. The aggregate purchase price of these transactions totaled approximately $2.7 million which consisted of $1.5 million in cash and the issuance of 134,000 shares of common stock valued at approximately $1.2 million, based on the publicly traded price.

     Jovin Communications, Inc. and Acier Filteau, Inc. On June 12, 1998 the Company completed the acquisitions of Jovin Communications, Inc. ("Jovin") and Acier Filteau, Inc. ("Acier"), both Montreal, Quebec (Canada) corporations which engage in operations similar to those of the Company. The acquisitions were effected by exchanging shares of common stock of the Company and shares of a separate class of common stock of an acquisition subsidiary, with rights identical to those of the Company's common stock, aggregating 118,000 shares in total and valued at approximately $2.8 million, based on the publicly traded price, and the assumption of certain obligations of Jovin and Acier, for all outstanding common shares of Jovin and Acier.

     Cord Communications, Incorporated. On August 31, 1998 the Company completed the acquisition of Cord Communications Incorporated ("Cord"), a California corporation which engages in operations similar to those of the Company. The acquisition was effected by exchanging 218,000 shares of common stock valued at approximately $5.2 million, based on the publicly traded price, $5 million in cash and the assumption of certain obligations of Cord for all outstanding common shares of Cord. The former stockholders of Cord may also receive an additional 348,000 shares of common stock, based on the attainment of certain performance measures of Cord during the twelve month period following the date of acquisition. Additional shares of common stock will be recorded as an adjustment of the purchase price and will increase recorded goodwill.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     CNG Communications, Inc. On September 28, 1998, the Company completed the acquisition of CNG Communications, Inc. ("CNG") for approximately $1.7 million in cash and the assumption of certain obligations of CNG. The former shareholder of CNG may also receive up to an additional $3 million in cash pending the successful acquisition of certain wireless communication towers under an existing contract held by CNG. As part of the acquisition, the Company assumed certain liabilities of CNG, including convertible debentures, outstanding warrants and the termination costs relating to a financing agreement with a third party investment banker. The Company entered into a settlement agreement with the above parties that resulted in an aggregate payment of $3.25 million to the convertible debenture holders, which included principal and interest, and the third party investment banker. On October 22, 1998, the Company exercised its right to acquire the wireless communication towers under contract at an exercise price of $9.2 million. The consummation of the acquisition is subject to regulatory approval.

     The following is a summary of all consideration exchanged for acquisitions that were accounted for as purchases:

                                                                     SEVEN
                                                                    MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Shares issued..................................      134,000          336,000
Value of shares................................   $1,184,000      $ 8,100,000
Cash...........................................    1,467,000        6,672,000
                                                  ----------      -----------
Total purchase price...........................   $2,651,000      $14,772,000
                                                  ==========      ===========

     The assets and liabilities of the acquired entities were recorded at their estimated fair market values at the dates of acquisition. The initial allocations of fair market values are preliminary subject to adjustments during the first year following the acquisition. The initial allocations were as follows:

                                                                     SEVEN
                                                                    MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Non-compete agreements.........................   $       --     $    219,000
Tangible assets................................    1,437,000       11,034,000
Communication tower purchase contracts.........           --        5,661,000
Goodwill.......................................    2,104,000       12,507,000
Liabilities assumed and deferred tax
  liabilities..................................     (890,000)     (14,649,000)
                                                  ----------     ------------
Total purchase price...........................   $2,651,000     $ 14,772,000
                                                  ==========     ============

     The results of operations of these businesses have been included in the Company's consolidated financial statements from their respective acquisition dates. The following summarizes the unaudited pro forma results of operations, on a combined basis, as if the acquisitions had been consummated as of the beginning of each of

                     WESTOWER CORPORATION AND SUBSIDIARIES
the periods presented, after including the impact of certain adjustments such as amortization of intangible assets and income tax effects:

                                                                     SEVEN
                                                                    MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
                                                 (UNAUDITED)      (UNAUDITED)
Contract and other revenues earned.............  $72,720,000      $43,273,000
Pro forma net income...........................  $ 4,323,000      $   140,000
Pro forma basic earnings per share.............  $      0.82      $      0.02
Pro forma diluted earnings per share...........  $      0.77      $      0.02

     The unaudited pro forma results are not necessarily indicative of the results of operations which would actually have been reported had the acquisitions had been completed prior to the beginning of the periods presented. In addition, they are not intended to be indicative of future results.

NOTE 4--UNCOMPLETED CONTRACTS

     Costs, estimated earnings and billings on uncompleted contracts are summarized as follows:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Costs incurred on uncompleted
  contracts.............................  $ 15,356,000    $ 12,111,000    $ 15,461,000
Estimated earnings......................     3,516,000       5,084,000       3,212,000
Less billings to date...................   (21,784,000)    (16,797,000)    (15,030,000)
                                          ------------    ------------    ------------
Total...................................  $ (2,912,000)   $    398,000    $  3,643,000
                                          ============    ============    ============
Presentation in the accompanying balance
  sheet:
  Costs and estimated earnings in excess
     of billings on uncompleted
     contracts..........................  $    938,000    $  2,143,000    $  5,078,000
  Billings in excess of costs and
     estimated earnings on uncompleted
     contracts..........................    (3,850,000)     (1,745,000)     (1,435,000)
                                          ------------    ------------    ------------
Total...................................  $ (2,912,000)   $    398,000    $  3,643,000
                                          ============    ============    ============

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 5--PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Buildings...............................   $  550,000     $ 1,507,000      $ 1,795,000
Vehicles................................      737,000       1,497,000        2,540,000
Equipment...............................      381,000         743,000        1,580,000
Communication towers....................      387,000         620,000        1,401,000
Furniture and fixtures..................      380,000         634,000          943,000
Leasehold improvements..................       27,000          73,000           81,000
                                           ----------     -----------      -----------
                                            2,462,000       5,074,000        8,340,000
Less accumulated depreciation...........     (688,000)     (1,458,000)      (1,562,000)
                                           ----------     -----------      -----------
                                            1,774,000       3,616,000        6,778,000
Land....................................      933,000         705,000          796,000
                                           ----------     -----------      -----------
                                           $2,707,000     $ 4,321,000      $ 7,574,000
                                           ==========     ===========      ===========

     Depreciation expense on property and equipment in the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period was $196,000, $262,000, $457,000 and $396,000, respectively.

NOTE 6--INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Goodwill.......................................   $2,104,000      $14,039,000
Communication tower purchase contracts.........           --        5,661,000
Non-compete agreements.........................           --          219,000
                                                  ----------      -----------
                                                   2,104,000       19,919,000
Less accumulated amortization..................      (16,000)        (198,000)
                                                  ----------      -----------
                                                  $2,088,000      $19,721,000
                                                  ==========      ===========

     Amortization expense on intangible assets in the fiscal years ended February 29, 1996, February 28, 1997 and 1998 and the Transition Period was $0.00, $8,000, $16,000 and $182,000, respectively.

NOTE 7--NOTES PAYABLE

  NOTE PAYABLE TO FINANCE COMPANY

     At September 30, 1998, through one of its acquired subsidiaries, the Company had a $2.5 million line of credit facility with a finance company, secured by accounts receivable, inventory, property and equipment, cash and cash equivalents. At September 30, 1998 the outstanding balance was $1.09 million, which was repaid in October 1998, and the line of credit was cancelled.

                     WESTOWER CORPORATION AND SUBSIDIARIES

  NOTES PAYABLE TO BANK

     At February 28, 1998 the Company had a line of credit facility with a Canadian bank that allowed for borrowings at the bank's prime rate plus .75%. The line was collateralized by essentially all assets of Western Telecom Construction Ltd. and was cancelled in May 1998.

NOTE 8--LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consists of the following:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Convertible note, interest at 7%, due
  April 30, 2007, quarterly interest
  payments through April 2005, quarterly
  reductions thereafter, see further
  description below.....................   $      --       $      --       $14,154,000
Convertible notes of acquired
  subsidiary, interest at rates ranging
  from 12% to 14%, repaid in December
  1998 (see Note 3).....................          --              --         1,882,000
Notes payable to various Canadian banks
  repaid in full during the Transition
  Period and 1998, due on demand or in
  aggregate monthly installments of
  $8,200 including interest,
  collateralized by assets and an
  assignment of lease revenue...........     480,000         263,000                --
Notes payable to various U.S. and
  Canadian Banks, repaid in full during
  the transition period, due in
  aggregate monthly installments of
  $7,800, including interest at rates
  ranging from 7.5% to 11.25% through
  June 2002, collateralized by property,
  plant and equipment...................     222,000         129,000                --
Vehicle purchase contracts and other
  notes payable with U.S. and Canadian
  finance corporations, aggregate
  monthly installments of $30,000,
  including interest at rates up to
  11.15%, payments due through December
  2001, collateralized by vehicles and
  real property.........................      86,000         192,000           781,000
Capital lease obligations to U.S. and
  Canadian lessors, due in aggregate
  monthly installments of $19,000
  through August 2003, collateralized by
  leased equipment......................      34,000         210,000           593,000
                                           ---------       ---------       -----------
Total debt..............................     822,000         794,000        17,410,000
Less current portion....................    (610,000)       (502,000)       (2,419,000)
                                           ---------       ---------       -----------
Long-term portion.......................   $ 212,000       $ 292,000       $14,991,000
                                           =========       =========       ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

     Long-term debt and capital lease obligations matures as follows:

               YEAR ENDING SEPTEMBER 30,
               -------------------------
     1999...............................................  $ 2,419,000
     2000...............................................      452,000
     2001...............................................      225,000
     2002...............................................       98,000
     2003...............................................       62,000
     Thereafter.........................................   14,154,000
                                                          -----------
                                                          $17,410,000
                                                          ===========

  CONVERTIBLE NOTE

     In June 1998, the Company issued a private placement of $15.0 million of 7% convertible senior subordinated note (the "Convertible Debt") and warrant to purchase 40,000 shares of common stock in exchange for $14.85 million net cash proceeds. The Convertible Debt was immediately convertible at a ratio of $25.03 per share of common stock and the warrant provides for purchase of shares at $23.00 per share of common stock at the holder's option. The purchase agreement provides for an adjustment of the conversion amount for the subordinated debt and warrant exercise price for any stock dividends, splits and other changes as defined in the respective agreements, so as to preserve the Convertible Debt holder's relative rights. The conversion ratio and warrant exercise price per common share were less than the fair value of the Company's common stock at the date of issuance. The value of the conversion features was approximately $124,000 and was immediately charged to interest expense and an increase in additional paid-in capital. The value ascribed to the warrant of approximately $723,000, was reflected as both a debt discount and an increase in additional paid-in capital. The debt discount is accounted for as a component of interest expense using the effective interest rate method.

     The Convertible Debt requires quarterly interest payments through April 30, 2005, when the Company will be required to make principal payments of $3 million each April 30 and October 31 thereafter through the final maturity date, April 30, 2007. The Company may begin making optional prepayments of the Convertible Debt beginning May 30, 2000 subject to a certain minimum trading price of the Company's common stock commencing on or after April 30, 2000. The Company is subject to various affirmative and negative covenants contained in the agreement, including minimum net worth and earnings requirements, and limitations on additional indebtedness, asset disposals and asset additions. The agreement required the holder of the Convertible Debt to consent to subordination of the obligation to senior bank indebtedness discussed below. On September 30, 1998, the Company was in compliance with all covenants with the exception of the certain indebtedness covenant, which was cured subsequent to year end. The Company has received a waiver from the note holder waiving the right to demand repayment of the note as a result of the violation.

  CREDIT FACILITY

     Under terms of a revolving credit facility, dated June 9, 1998 and expiring April 25, 2005, with a consortium of U.S. and non-U.S. banks, the Company may borrow up to $75.0 million. The credit facility provides for interest only payments through August 30, 2000, with escalating principal reductions each three months from that date through maturity. Borrowings under the credit facility bear interest at optional rates as specified in the agreement, subject to the Company's election at the borrowing date. The Company is also required to pay quarterly commitment fees of .5% on the average undrawn balance of the credit facility, which is included as a component of interest expense. There were no borrowings under the credit facility at September 30, 1998. Subsequent to year end, the Company has drawn approximately $24.0 million on the

                     WESTOWER CORPORATION AND SUBSIDIARIES
credit facility to finance business acquisitions, including the repayment of acquired subsidiary debt, and to fund operations. Covenants of the credit facility require the Company to maintain certain debt-to-earnings and interest coverage ratios. Other provisions limit capital expenditures, subsidiary indebtedness and require certain minimum levels of earnings and net worth. On September 30, 1998, the Company was in compliance with all covenants with the exception of the certain indebtedness covenant, which was cured subsequent to September 30, 1998. The Company has received a waiver from the lenders waiving their right to demand repayment of the credit facility as a result of this violation.

NOTE 9--INCOME TAXES

     The provision for income taxes is comprised by the following:

                                                                           SEVEN MONTHS
                            YEAR ENDED      YEAR ENDED      YEAR ENDED         ENDED
                           FEBRUARY 29,    FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                               1996            1997            1998            1998
                           ------------    ------------    ------------    -------------
Current
  U.S. federal and
     state...............    $ 38,000        $133,000       $  272,000       $  98,000
  Canadian federal and
     provincial..........      59,000          70,000        1,402,000         767,000
                             --------        --------       ----------       ---------
                               97,000         203,000        1,674,000         865,000
                             --------        --------       ----------       ---------
Deferred
  U.S. federal and
     state...............    $     --        $ (2,000)      $       --       $ (20,000)
  Canadian federal and
     provincial..........      96,000         435,000          (41,000)       (494,000)
                             --------        --------       ----------       ---------
                               96,000         433,000          (41,000)       (514,000)
                             --------        --------       ----------       ---------
          Total..........    $193,000        $636,000       $1,633,000       $ 351,000
                             ========        ========       ==========       =========

     The total tax provision differs from the amount computed using the U.S. federal statutory income tax rates as follows:

                                                                            SEVEN MONTHS
                              YEAR ENDED      YEAR ENDED     YEAR ENDED         ENDED
                             FEBRUARY 29,    FEBRUARY 28,   FEBRUARY 28,    SEPTEMBER 30,
                                 1996            1997           1998            1998
                             ------------    ------------   ------------    -------------
Pretax net income..........    $740,000       $4,066,000     $4,569,000      $1,580,000
U.S. statutory rates.......          34%              34%            34%             34%
Tax at statutory rates.....     252,000        1,382,000      1,553,000         537,000
Income taxable to S
  Corporation
  shareholders.............       1,000         (890,000)      (165,000)       (454,000)
Effect of change in tax
  status...................          --          125,000             --              --
Non deductible expenses....          --               --             --         185,000
U.S. state income taxes,
  net of federal tax
  benefit..................          --            8,000             --           5,000

                     WESTOWER CORPORATION AND SUBSIDIARIES

                                                                            SEVEN MONTHS
                              YEAR ENDED      YEAR ENDED     YEAR ENDED         ENDED
                             FEBRUARY 29,    FEBRUARY 28,   FEBRUARY 28,    SEPTEMBER 30,
                                 1996            1997           1998            1998
                             ------------    ------------   ------------    -------------
Effect of graduated
  rates....................     (60,000)              --             --              --
Excess income tax payable
  in foreign
  jurisdictions............          --           11,000        245,000          78,000
                               --------       ----------     ----------      ----------
                               $193,000       $  636,000     $1,633,000      $  351,000
                               ========       ==========     ==========      ==========

     Undistributed earnings of the Company's Canadian subsidiaries amounted to approximately $5.7 million at September 30, 1998. Essentially all of those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes, net of foreign tax credits, and withholding taxes payable in Canada.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Current
  Assets:
     Allowance for doubtful accounts....    $     --        $     --       $  (51,000)
  Liabilities:
     Deferred taxable income on
       uncompleted contracts............     580,000         534,000          479,000
                                            --------        --------       ----------
                                            $580,000        $534,000       $  428,000
                                            ========        ========       ==========
Noncurrent
  Liabilities:
     Depreciation and amortization......    $ 27,000        $ 48,000       $2,626,000
     Amortization of debt discount......          --              --          322,000
     Other..............................          --              --           14,000
                                            --------        --------       ----------
                                            $ 27,000        $ 48,000       $2,962,000
                                            ========        ========       ==========

NOTE 10--EARNINGS PER SHARE

     The numerators and denominators of basic and fully diluted earnings per share are as follows:

                                                                        SEVEN MONTHS    SEVEN MONTHS
                            YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                           FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                               1996           1997           1998           1997            1998
                           ------------   ------------   ------------   -------------   -------------
                                                                         (UNAUDITED)
Numerator--Net income as
  reported...............   $  547,000     $3,430,000     $2,936,000     $2,052,000      $1,229,000
  Dividends on preferred
     shares..............      (39,000)            --             --             --              --
                            ----------     ----------     ----------     ----------      ----------
                            $  508,000     $3,430,000     $2,936,000     $2,052,000      $1,229,000
                            ==========     ==========     ==========     ==========      ==========

                     WESTOWER CORPORATION AND SUBSIDIARIES

                                                                        SEVEN MONTHS    SEVEN MONTHS
                            YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                           FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                               1996           1997           1998           1997            1998
                           ------------   ------------   ------------   -------------   -------------
                                                                         (UNAUDITED)
Denominator--Weighted
  average number of
  shares outstanding
  Basic weighted average
     number of shares....    4,776,000      4,776,000      5,263,000      4,776,000       6,531,000
  Effect of dilutive
     stock options and
     warrants............           --             --        331,000             --       1,105,000
                            ----------     ----------     ----------     ----------      ----------
     Diluted weighted
       average number of
       shares............    4,776,000      4,776,000      5,594,000      4,776,000       7,636,000
                            ==========     ==========     ==========     ==========      ==========

     At September 30, 1998, 342,000 weighted-average shares associated with the Convertible Debt discussed in Note 8 were excluded from the computation of diluted earnings per share for the Transition Period because their inclusion would have had an anti-dilutive effect on earnings per share. All other potential common shares have been included in the diluted earnings per share calculation. All potential common shares were included in the calculation of diluted earnings per share for the years ended February 29, 1996 and February 28, 1997 and 1998.

NOTE 11--STOCKHOLDERS' EQUITY

  REDEEMABLE PREFERRED STOCK

     During the year ended February 28, 1998, the Company merged with WTC Holdings Ltd. and its wholly-owned subsidiary, Western Telecom Construction Ltd. (collectively, "Western Telecom"). The merger was accounted for as a pooling-of-interests and the February 28, 1997 financial statements have been restated to include the accounts of Western Telecom. In February 1994, Western Telecom issued 467 shares of Class A redeemable preferred stock. The preferred stock ranked in priority to common stock in the event of liquidation, dissolution or winding up of the affairs of Western Telecom. The shares also contain stated redemption values and rights to 5% noncumulative dividends when declared by the Board of Directors. There were no unpaid dividends at February 28, 1997 and 1998. The preferred stock has no voting rights.

     The shares have been reflected at their total redemption price of $450,000 in the February 28, 1997 balance sheet. During the year ended February 28, 1998, the Company redeemed all outstanding shares.

  COMMON STOCK

     The Company has a single class of $0.01 par value common stock. Authorized shares total 10 million, of which 2,580,000 have been registered on Form SB-2 with the Securities and Exchange Commission under the 1933 Securities Act. A total of 1,200,000 of the registered securities were sold in connection with an initial public offering on October 15, 1997. Proceeds from the offering totaled $7.5 million, net of $485,000 of underwriting costs.

     As disclosed in Note 3, an additional 1,277,000 shares were issued in connection with various business combinations during the Transition Period and an additional 3,969,000 shares were issued in the fiscal year ended February 28, 1998. During the fiscal year ended February 28, 1998, a total of 7,000 shares were issued as stock awards to employees of the Company and acquired businesses as incentive to remain in the employ of the Company.

                     WESTOWER CORPORATION AND SUBSIDIARIES

  STOCK WARRANTS

     In connection with its initial public offering in October 1997, the Company issued stock warrants to purchase 1,380,000 shares of common stock of the Company with an exercise price of $9.00 per share. The warrants contained a provision whereby the Company could call for redemption of the warrants if the closing price of the Company's common stock equaled or exceeded $15.00 for ten consecutive days. During the Transition Period 559,000 warrants to purchase 559,000 shares of common stock were tendered for exercise with aggregate proceeds of $4.79 million to the Company, net of commissions and related expenses of $243,000. On September 29, 1998, the Company exercised its right to call the remaining warrants, with a redemption date of October 30, 1998. Subsequent to September 30, 1998 and prior to the redemption date, 819,000 warrants were tendered for conversion with gross proceeds of $7.37 million, resulting in the cancellation of the remaining warrants which were not tendered.

NOTE 12--STOCK OPTIONS

     The Company has two stock option plans that provide for the granting of stock options to certain officers, employees, directors and consultants of the Company and its subsidiaries. These options generally vest over a period of three years from the date of grant (as determined by the Company's Compensation Committee) and have a maximum exercise term of ten years from the date of grant. The 1998 Stock Incentive Compensation Plan (the "1998 Plan") is the only plan with stock option awards currently available for grant; a prior plan has stock options exercisable at September 30, 1998 to purchase up to 400,000 shares of common stock. The Company is authorized to grant options for up to ten percent of the issued shares of common stock under the 1998 Plan. A summary of awards granted under the plans is as follows for the fiscal year ended February 28, 1998 and the Transition Period:

                                    YEAR ENDED                 SEVEN MONTHS ENDED
                                 FEBRUARY 28, 1998             SEPTEMBER 30, 1998
                            ---------------------------    ---------------------------
                                           WEIGHTED-                      WEIGHTED-
                            NUMBER OF       AVERAGE        NUMBER OF       AVERAGE
                             SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                            ---------    --------------    ---------    --------------
Options outstanding at
  beginning of year.......        --            --          592,000         $ 7.78
Options granted...........   592,000         $7.78          121,500          18.63
Options exercised.........        --            --           37,000           7.80
Options forfeited.........        --            --               --             --
                             -------         -----          -------         ------
Options outstanding at end
  of year.................   592,000         $7.78          676,500         $ 9.87
                             =======         =====          =======         ======
Options exercisable at end
  of year.................   105,000         $8.07          125,500         $ 7.85
                             =======         =====          =======         ======

     A summary of stock options outstanding as of September 30, 1998 is as follows:

                                  NUMBER        WEIGHTED-
                                OUTSTANDING      AVERAGE     WEIGHTED-       NUMBER       WEIGHTED-
                                    AT          REMAINING     AVERAGE    EXERCISABLE AT    AVERAGE
                               SEPTEMBER 30,   CONTRACTUAL   EXERCISE    SEPTEMBER 30,    EXERCISE
  RANGE OF EXERCISE PRICES         1998           LIFE         PRICE          1998          PRICE
  ------------------------     -------------   -----------   ---------   --------------   ---------
$13.40 to 26.00..............     137,000       4.8 years     $18.60             --            --
$7.50 to 8.25................     525,000       3.6 years       7.24        123,300         $7.99
$1.00........................       4,500       3.4 years       1.00          1,500          1.00
$.01.........................      10,000       3.6 years       0.01            700          0.01

                     WESTOWER CORPORATION AND SUBSIDIARIES

     The Company applies the accounting provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations for its stock-based plans. Accordingly, costs for employee stock options or issuance of shares is measured as the excess, if any, of the fair value of the Company's common stock at the measurement date over the amount the employee must pay to acquire the stock. The cost is recognized ratably by the Company as compensation expense over the vesting period. The expense for the fiscal year ended February 28, 1998 and the Transition Period was $21,000 and $35,000 respectively.

     The Company adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which was effective as of January 1, 1996. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions:

                                                                 SEVEN MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Risk-free interest rate........................        6.38%            4.75%
Expected life..................................   2.7 years        2.7 years
Expected volatility............................          29%              70%
Expected dividend yield........................           0%               0%

     Had the Company elected to recognize compensation expense as provided for by SFAS No. 123, the Company's net income amounts on a pro forma basis for the year ended February 28, 1998 and the Transition Period would have been as follows:

                                                                 SEVEN MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Pro forma net income adjusted..................   $2,721,000       $838,000
                                                  ==========       ========
Pro forma basic earnings per share.............   $     0.52       $   0.13
                                                  ==========       ========
Pro forma diluted earning per share............   $     0.49       $   0.11
                                                  ==========       ========

     The weighted average fair values per share at the date of grant for options granted during the year ended February 28, 1998 and the Transition Period were as follows:

                                                                 SEVEN MONTHS
                                                  YEAR ENDED         ENDED
                                                 FEBRUARY 28,    SEPTEMBER 30,
                                                     1998            1998
                                                 ------------    -------------
Options with exercise prices less than the fair
  value of the stock at the date of grant......      39,500          19,100
  --weighted average fair value................    $   6.00        $  12.00
Options with exercise prices equal to the fair
  value of the stock at the date of grant......     311,500         102,400
  --weighted average fair value................    $   1.25        $   9.00
Options with exercise prices greater than the
  fair value of the stock at the date of
  grant........................................     241,000              --
  --weighted average fair value................    $   0.50              --

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 13--SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information is as follows:

                                 FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                     1996           1997           1998           1998
                                 ------------   ------------   ------------   -------------
Cash paid for interest.........    $ 91,000       $80,000       $  107,000     $  312,000
Cash paid for income taxes.....     128,000        77,000          177,000        280,000
Non-cash transactions
  Stock issuances for business
  acquisitions.................          --            --        1,184,000      8,100,000

NOTE 14--RETIREMENT PLAN

     The Company's subsidiary, Westower Communications Inc., adopted a defined contribution retirement plan, effective January 1, 1997. The plan contains certain participation criteria and allows for both employee and employer discretionary contributions. The total Company funded discretionary contribution for the years ended February 29, 1996 and February 28, 1997 and 1998 was $0, $46,000 and $52,000, respectively. There were no employer contributions during the Transition Period.

NOTE 15--RELATED PARTY TRANSACTIONS

  ADVANCE TO RELATED PARTIES

     During the fiscal year ended February 28, 1998, the Company advanced $119,000 to a Canadian corporation owned by certain stockholders of Westower Corporation. Proceeds were used by the Corporation to purchase facilities leased by two of the Company's subsidiaries. The advance was repaid during the Transition Period. The Company also advanced $77,000 to several stockholders during the fiscal year ended February 28, 1998 which were repaid during the Transition Period. At September 30, 1998, additional related party advances include $379,000 of unsecured non-interest bearing shareholder loans made by subsidiaries, prior to acquisition, during the Transition Period which are expected to be paid in full subsequent to September 30, 1998. At September 30, 1998, the Company has a $65,000 receivable from a former shareholder of an acquired S corporation. The acquired S corporation made a distribution to the shareholder, prior to the combination, in an amount to meet the shareholder's current estimated tax obligation. Subsequent to the combination it was determined that the tax liability was approximately $65,000 overestimated and a receivable for the excess distribution has been recorded.

  NOTE RECEIVABLE

     At September 30, 1998, the Company had a note receivable for $495,000, plus accrued interest of $17,000, from an organization with which they share a common director. The note bears interest at 12% and is collateralized by warrants to purchase shares of the Company's common stock, and is due on demand.

  MANAGEMENT SERVICES AND ACCOUNTS PAYABLE

     In prior years the Company received consulting services from Westower Consulting Ltd., a Canadian corporation owned by a stockholder of Westower Corporation. Charges for these services were $94,000 and $126,000 in the fiscal years ended February 28, 1997 and 1998, respectively. Included in trade accounts payable at February 28, 1998 is $39,000 due to Westower Consulting Ltd. Fees billed by related entities generally do not continue subsequent to acquisition by the Company as the related services are performed by employees and officers of the Company.

                     WESTOWER CORPORATION AND SUBSIDIARIES

  NOTES AND ADVANCES PAYABLE TO RELATED PARTIES

     Notes and advances payable to related parties consist of the following:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Current
  Unsecured advances and notes payable
     to stockholders and officers, paid
     in full during the Transition
     Period.............................    $     --       $  871,000       $     --
  Unsecured advances payable to officers
     and stockholders, in Canadian
     dollars, with no stated interest
     rate and no specific repayment
     terms, paid in full during the
     Transition Period..................          --          173,000             --
  Unsecured advances payable to officers
     and stockholders, with no stated
     interest rate, and no specific
     repayment terms....................          --               --        228,000
  Unsecured notes payable to officers
     and stockholders, paid in full
     during the transition period.......     672,000        1,000,000             --
                                            --------       ----------       --------
                                            $672,000       $2,044,000       $228,000
                                            ========       ==========       ========

  FACILITY LEASES

     Two subsidiaries acquired during the fiscal year ended February 28, 1998, 501053 B.C. Ltd. and National Tower Service Ltd., lease their operating facilities, on a month-to-month basis, from Canadian corporations owned by certain stockholders of Westower Corporation. Lease payments made during the Transition Period were $39,000 and there were no significant lease payments made to the stockholders during the fiscal year ended February 28, 1998.

NOTE 16--COMMITMENTS AND CONTINGENCY

     The Company leases operating facilities, office equipment and vehicles under noncancelable operating lease agreements. Future minimum lease payments are as follows:

                YEAR ENDING SEPTEMBER 30:
---------------------------------------------------------
1999.....................................................  $  607,000
2000.....................................................     348,000
2001.....................................................     203,000
2002.....................................................      67,000
2003.....................................................      63,000
Thereafter...............................................      52,000
                                                           ----------
Total....................................................  $1,340,000
                                                           ==========

     Rent and lease expense was $29,000, $224,000, $259,000 and $632,000 for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period, respectively.

                     WESTOWER CORPORATION AND SUBSIDIARIES

  LITIGATION

     The Company is subject to lawsuits and other legal claims in the normal course of its operations. Management believes that the resolution of any such lawsuits and legal claims, if any, will not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 17--CREDIT RISK AND BUSINESS CONCENTRATIONS

     Financial instruments that potentially subject the Company to concentrations of credit consist primarily of cash, cash equivalents and trade accounts receivable. The Company places its temporary cash investments with a major financial institution. At times, deposits with any one institution may exceed federally insured limits. The Company extends credit to customers based on evaluation of customer's financial condition and credit history. Collateral is generally not required. Customers include large Canadian and U.S. companies concentrated in the telecommunications industry.

     Contract revenues from two customers accounted for 29% of revenues during the fiscal year ended February 28, 1998, and one customer accounted for 56% of revenues during the fiscal year ended February 28, 1997. Accounts receivable from two customers comprise 48% of accounts receivable at February 28, 1998 and one customer accounted for 39% of account receivable at February 28, 1997. There were no customers who accounted for greater than 10% of sales for the Transition Period and there were no customers with accounts receivable representing 10% or more of the total accounts receivable at September 30, 1998.

     Management expects that sales to relatively few customers will continue to account for a high percentage of its revenues into the foreseeable future and believes the Company's financial results depend in significant part upon the success of these customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the loss of a significant customer or reduction in orders by any significant customers, including reductions due to market, economic or competitive conditions in the wireless communications industry, may have an adverse effect on the Company's business, financial condition and results of operations.

NOTE 18--SEGMENT INFORMATION

     The Company's operations are comprised of a number of communication tower construction entities that were recently acquired. While management assesses the operating results of each of these entities separately, as these entities and its existing operations exhibit similar financial performance and have similar economic characteristics, they have been aggregated as one segment.

     The following table summarizes contract and other revenues and long-lived assets related to the respective countries in which the Company operates.

                                                         FEBRUARY 29, 1996
                                             ------------------------------------------
                                                TOTAL       UNITED STATES      CANADA
                                             -----------    -------------    ----------
Contract and other revenues................  $14,775,000     $8,897,000      $5,878,000

                                                         FEBRUARY 28, 1997
                                             ------------------------------------------
                                                TOTAL       UNITED STATES      CANADA
                                             -----------    -------------    ----------
Contract and other revenues................  $46,091,000     $39,177,000     $6,914,000
Long-lived assets..........................  $ 2,707,000     $ 1,000,000     $1,707,000

                     WESTOWER CORPORATION AND SUBSIDIARIES

                                                         FEBRUARY 28, 1998
                                            -------------------------------------------
                                               TOTAL       UNITED STATES      CANADA
                                            -----------    -------------    -----------
Contract and other revenues...............  $41,662,000     $22,160,000     $19,502,000
Long-lived assets.........................  $ 4,321,000     $ 1,196,000     $ 3,125,000

                                                        SEPTEMBER 30, 1998
                                            -------------------------------------------
                                               TOTAL       UNITED STATES      CANADA
                                            -----------    -------------    -----------
Contract and other revenues...............  $31,944,000     $19,982,000     $11,962,000
Long-lived assets.........................  $ 7,574,000     $ 3,729,000     $ 3,845,000

     Long-lived assets are comprised of property, plant and equipment and excludes intangible assets.

NOTE 19--DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents, trade accounts receivable and payable, and other current liabilities approximate their carrying amounts. The fair values of advances to and from related parties approximate their fair value due to the short term nature of the instruments. The fair values of long-term debt, which are based on the present values of the underlying cash flows discounted at the Company's incremental borrowing rates, are as follows:

                                          FEBRUARY 28,    FEBRUARY 28,    SEPTEMBER 30,
                                              1997            1998            1998
                                          ------------    ------------    -------------
Long-term debt..........................    $822,000        $794,000       $19,446,000

NOTE 20--SUBSEQUENT EVENTS

     On November 10, 1998 the Company completed the acquisition of Summit Communications, LLC ("Summit"), a Mississippi limited liability company which engages in operations similar to those of the Company. The merger was effected by exchanging 200,000 shares of common stock valued at approximately $4.1 million, based on the publicly traded price, $4.4 million in cash, and the assumption of certain liabilities, for all membership interests in Summit. The former members of Summit may also receive an additional 100,000 shares of common stock, based on certain performance criteria during the three years following the date of acquisition. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $8.0 million.

     On October 30, 1998 the Company completed the acquisition of Teletronics Management Services, Inc. ("Teletronics"). The acquisition was effected by exchanging 188,000 shares of common stock valued at approximately $4 million, based on the publicly traded price, $1 million in cash, and the assumption of certain liabilities including distributions payable to former shareholders in the amount of $800,000, for all outstanding shares of Teletronics. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $5.0 million.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
CORD Communications, Inc.

     We have audited the accompanying balance sheets of CORD Communications, Inc. as of June 30, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CORD Communications, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in note 13 to the financial statements, the Company was sold subsequent to June 30, 1998.

                                          /S/ MOSS ADAMS LLP

Beaverton, Oregon
October 21, 1998

                           CORD COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                                      JUNE 30,
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   27,730    $  913,514
  Accounts receivable--trade, (net of allowance)............   1,951,901     2,452,205
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................     151,817       735,634
  Unbilled amounts on completed contracts...................     175,209       394,502
  Accrued interest receivable...............................      14,410         7,744
  Employee advances.........................................       1,471         5,961
  Refundable income taxes...................................     440,320            --
  Prepaid expenses..........................................      43,392        11,069
                                                              ----------    ----------
Total current assets........................................   2,806,250     4,520,629
Property and equipment, net of accumulated depreciation.....     401,834       399,218
Other assets................................................      42,949        39,749
                                                              ----------    ----------
Total assets................................................  $3,251,033    $4,959,596
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable--trade...................................  $1,459,981    $1,247,921
  Note payable..............................................     500,000       155,000
  Notes payable--stockholder and related party..............          --        87,402
  Current portion, long-term debt and capital lease
     obligations............................................      38,897        48,474
  Accrued wages and payroll taxes...........................     243,426       193,051
  Other accrued liabilities.................................      83,562        17,832
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     443,185        69,352
  Income taxes payable......................................          --       547,000
  Deferred income taxes.....................................     194,800       841,478
                                                              ----------    ----------
Total current liabilities...................................   2,963,851     3,207,510
                                                              ----------    ----------
Long-term debt and capital lease obligations................      53,766        86,121
                                                              ----------    ----------
Deferred income taxes.......................................     260,700            --
                                                              ----------    ----------
Stockholders' equity (deficit):
  Common stock, $1 par value, 1,000,000 shares authorized,
     2,000 shares issued, 873 shares outstanding............         873           873
  Additional paid-in-capital................................     350,878       350,878
  Retained earnings (deficit)...............................    (318,437)    1,374,812
  Note receivable--stock subscription.......................     (60,598)      (60,598)
                                                              ----------    ----------
Total stockholders' equity (deficit)........................     (27,284)    1,665,965
                                                              ----------    ----------
Total liabilities and stockholders' equity..................  $3,251,033    $4,959,596
                                                              ==========    ==========

See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
CONTRACT REVENUES...........................................  $11,010,207    $15,902,768
COST OF CONTRACTS:
  Subcontractors............................................    3,642,346      3,522,513
  Labor.....................................................    2,754,248      3,672,345
  Materials and supplies....................................    1,532,546      2,008,403
  Equipment costs and rental................................      615,980        867,399
  Other.....................................................      805,431        875,529
                                                              -----------    -----------
Total cost of contracts.....................................    9,350,551     10,946,189
GROSS PROFIT................................................    1,659,656      4,956,579
GENERAL AND ADMINISTRATIVE EXPENSES.........................    4,157,468      1,916,076
                                                              -----------    -----------
OPERATING INCOME (LOSS).....................................   (2,497,812)     3,040,503
OTHER INCOME (EXPENSES):
  Interest income...........................................       10,887          8,044
  Interest expense..........................................      (41,521)      (100,982)
  Other.....................................................       37,088         18,826
                                                              -----------    -----------
Total other income (expenses)...............................        6,454        (74,112)
INCOME (LOSS) BEFORE INCOME TAXES...........................   (2,491,358)     2,966,391
PROVISION FOR INCOME TAXES..................................     (798,109)     1,339,829
                                                              -----------    -----------
NET (LOSS) INCOME...........................................  $(1,693,249)   $ 1,626,562
                                                              ===========    ===========

See accompanying notes.

                           CORD COMMUNICATIONS, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                              NOTE
                              COMMON STOCK     ADDITIONAL    RETAINED      RECEIVABLE
                             ---------------    PAID-IN      EARNINGS        STOCK
                             SHARES   AMOUNT    CAPITAL      (DEFICIT)    SUBSCRIPTION      TOTAL
                             ------   ------   ----------   -----------   ------------   -----------
Balance, June 30, 1996.....   873      $873     $350,878    $  (251,750)    $(80,207)    $    19,794
Receipts on note receivable
  stock subscription.......    --        --           --             --       19,609          19,609
Net income for the year....    --        --           --      1,626,562           --       1,626,562
                              ---      ----     --------    -----------     --------     -----------
Balance, June 30, 1997.....   873       873      350,878      1,374,812      (60,598)      1,665,965
                              ---      ----     --------    -----------     --------     -----------
Loss for the year..........    --        --           --     (1,693,249)          --      (1,693,249)
                              ---      ----     --------    -----------     --------     -----------
Balance, June 30, 1998.....   873      $873     $350,878    $  (318,437)    $(60,598)    $   (27,284)
                              ===      ====     ========    ===========     ========     ===========

See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED JUNE 30,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $(1,693,249)   $ 1,626,562
Adjustments to reconcile net income (loss) to net cash from
  operating activities:
  Depreciation and amortization.............................      131,561         73,507
  Deferred income taxes.....................................     (385,978)       780,000
  Gain (loss) on sale of fixed assets.......................       10,436         (4,284)
  Changes in certain operating assets and liabilities:
     Accounts receivable--trade.............................      500,304     (1,716,878)
     Costs and estimated earnings in excess of billings.....      583,817       (662,048)
     Unbilled amounts on completed contracts................      219,293       (394,502)
     Accrued interest receivable............................       (6,666)         3,466
     Employee advances......................................        4,490         (4,976)
     Refundable income taxes................................     (440,320)            --
     Prepaid expenses.......................................      (32,323)           (16)
     Other assets...........................................       (3,200)       (26,074)
     Accounts payable--trade................................      212,060        875,528
     Accrued wages and payroll taxes........................       50,375        143,130
     Other accrued liabilities..............................       65,730         (1,702)
     Billings in excess of costs and estimated earnings.....      373,833        (65,560)
     Income taxes payable...................................     (547,000)       542,654
                                                              -----------    -----------
       Net cash (used in) from operating activities.........     (956,837)     1,168,807
                                                              -----------    -----------
CASH FLOWS RELATED TO INVESTING ACTIVITIES
Decrease (increase) in note receivable--stock
  subscription..............................................           --         19,609
Proceeds from sale of equipment.............................        2,800             --
Purchase of property and equipment..........................     (147,413)      (290,046)
                                                              -----------    -----------
       Net cash used in investing activities................     (144,613)      (270,437)
                                                              -----------    -----------
CASH FLOWS RELATED TO FINANCING ACTIVITIES
Proceeds from issuance of long-term debt and capital lease
  obligations...............................................        8,000        123,620
Principal payments on long-term debt and capital lease
  obligations...............................................      (49,932)       (60,481)
Proceeds from stockholder loans.............................           --          6,767
Principal payments on stockholder loans.....................      (87,402)            --
Net change in notes payable.................................      345,000       (110,000)
                                                              -----------    -----------
       Net cash from (used in) financing activities.........      215,666        (40,094)
                                                              -----------    -----------
NET (DECREASE) INCREASE IN CASH.............................     (885,784)       858,276
CASH AND CASH EQUIVALENTS, beginning of year................      913,514         55,238
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS, end of year......................  $    27,730    $   913,514
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................  $    41,521    $   100,982
                                                              ===========    ===========
Interest received...........................................  $     4,221    $    11,510
                                                              ===========    ===========
Income taxes paid...........................................  $   575,188    $       505
                                                              ===========    ===========

See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     CORD Communications, Inc. was incorporated in July 1994 in the state of California. The Company constructs cellular communication sites, underground and overhead telephone and utility lines, and commercial tenant improvements. In addition, they perform site acquisition and lease negotiations, and provide land use planning services. The Company operates primarily in California, Washington, and Oregon.

  CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 1997, cash and cash equivalents that exceeded the FDIC insurance limits were $711,410.

  ACCOUNTS RECEIVABLE

     In the normal course of business, the Company extends credit to customers, principally with customers located in California, Washington, and Oregon. Collectibility of accounts receivable is periodically assessed by management. This assessment provides the basis for any allowance for doubtful accounts and related bad debt expense. An allowance of $83,000 was considered necessary by management at June 30, 1998. No allowance for doubtful accounts was considered necessary by management as of June 30, 1997. A concentration of credit risk exists in connection with the Company's trade customers due to the proximity of location and services provided. As of June 30, 1998 and 1997, the Company had accounts receivable balances of $1,951,901 and $2,452,205, which were exposed to the concentration of credit risk. Credit risk related to contract receivables is minimized by the Company's rights under lien laws on contracts subject to those laws.

  REVENUE AND COST RECOGNITION

     Revenues from fixed-price construction contracts are recognized on the percentage of completion method, measured on the basis of cost incurred to date to total estimated cost for each contract. Because of inherent uncertainties in estimating cost to complete, it is at least reasonably possible that the estimates used will change in the near term.

     Contract costs include all direct material, equipment and labor costs, subcontract costs and those indirect costs related to contract performance, such as supplies, travel and per diem costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are generally included in contract revenues when settled.

     The asset, "Cost and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in advance of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in advance of revenues recognized.

                           CORD COMMUNICATIONS, INC.

  PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost and is depreciated on the straight-line method over the estimated useful lives of the assets.

Vehicles................................................  5 years
Office furniture and equipment..........................  3 to 7 years
Construction equipment..................................  5 to 7 years
Leasehold improvements..................................  3 years

     Property and equipment consisted of the following at June 30, 1998 and 1997, respectively:

                                                              JUNE 30,
                                                       ----------------------
                                                         1998         1997
                                                       ---------    ---------
Vehicles.............................................  $ 342,782    $ 275,864
Office furniture and equipment.......................    183,760      137,735
Construction equipment...............................    119,028      112,648
Leasehold improvements...............................     19,361       19,361
                                                       ---------    ---------
                                                         664,931      545,608
Less accumulated depreciation........................   (263,097)    (146,390)
                                                       ---------    ---------
                                                       $ 401,834    $ 399,218
                                                       =========    =========

     The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts, and any resulting gain or loss is included in operations. Repairs and maintenance expenditures are expensed as incurred.

  INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related primarily to different methods of accounting for depreciation and the use of the cash method for income tax purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete which have a direct effect on gross profit.

  VALUATION OF LONG LIVED ASSETS AND CHANGE IN ACCOUNTING POLICY

     The Company periodically reviews long-lived assets and certain identifiable intangibles whenever events of changes in circumstance indicate that the carrying amount of an asset may not be recoverable. There will be no provisions for impairment during 1998 or 1997.

                           CORD COMMUNICATIONS, INC.

2.  NOTE PAYABLE

     The Company has a line of credit with South Umpqua State Bank, which bears interest at the Wall Street Journal's published prime rate plus 1%. The Company may borrow up to $1,000,000 under the terms of the line of credit. The note is collateralized by equipment, intangible assets, chattel paper accounts, equipment, and general intangibles. The note payable is also personally guaranteed by the stockholders of the Company. Borrowing on the line is limited to 70% of receivables less than 90 days old, less retainage receivables. The line of credit was scheduled to expire on February 1, 1999, however, the note was paid off on September 1, 1998 (see note 13).

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

                                                                    JUNE 30,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
Notes payable to Ford Motor Credit Corp. with interest from
  9.75% to 10.25%, payable in monthly installments of
  $1,149, including interest, maturing from 1999 through
  2001, collateralized by vehicles..........................  $ 25,798    $ 36,431
Notes payable to South Umpqua State Bank with interest from
  8.48% to 10.75%, payable in monthly installments of
  $1,950, including interest, maturing from 1998 through
  2001, collateralized by vehicles..........................    21,968      36,074
Note payable to Damerow Ford with interest at 8.65%, payable in monthly installments of $646, including interest,
  maturing in 2001, collateralized by a vehicle.............    21,349      26,950
Note payable on equipment with interest from 1.9%, to 11.5%
  payable in monthly installments of $1,716, including
  interest, maturing in 1998 through 2001, collateralized by
  equipment.................................................    11,518      28,068
Capital lease obligations for equipment, payable in monthly
  installments of $608, including interest, inputed from
  15.29% to 20.92%, maturing in 1999 through 2001,
  collateralized by equipment...............................    12,030       7,072
                                                              --------    --------
                                                                92,663     134,595
Less current portion........................................   (38,897)    (48,474)
                                                              --------    --------
Long-term portion...........................................  $ 53,766    $ 86,121
                                                              ========    ========

     Future maturities of long-term debt are as follows:

                                                             AMOUNT
                   YEAR ENDING JUNE 30,                     MATURING
                   --------------------                     --------
     1999.................................................  $38,897
     2000.................................................   27,571
     2001.................................................   22,396
     2002.................................................    3,743
     2003.................................................       56
                                                            -------
                                                            $92,663
                                                            =======

4.  OPERATING LEASE COMMITMENTS

     The Company leases office and storage space, vehicles, and communication analyzing equipment under non-cancelable operating leases expiring on various dates through February 2000. Total rental payments amounted to $229,482 and $109,964 for the years ended June 30, 1998 and 1997, respectively.

                           CORD COMMUNICATIONS, INC.

     Future minimum rental commitments under non-cancelable leases payable over the remaining lives of the leases are:

                                                           MINIMUM
                                                            LEASE
                  YEAR ENDING JUNE 30,                     PAYMENTS
                  --------------------                     --------
     1999................................................  $73,793
     2000................................................    7,098
                                                           -------
                                                           $80,891
                                                           =======

5.  COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     The Company has recorded the following costs and estimated earnings on contracts in progress:

                                                             JUNE 30,
                                                    --------------------------
                                                       1998           1997
                                                    -----------    -----------
Costs incurred on contracts in progress...........  $ 1,506,191    $ 1,563,604
Estimated earnings................................      402,937        807,434
                                                    -----------    -----------
  Revenue recognized to date......................    1,909,128      2,371,038
  Less billings to date...........................   (2,200,496)    (1,704,756)
                                                    -----------    -----------
                                                    $  (291,368)   $   666,282
                                                    ===========    ===========

     Included in the accompanying balance sheet under the following captions:

                                                              JUNE 30,
                                                        ---------------------
                                                          1998         1997
                                                        ---------    --------
Costs and estimated earnings in excess of billings on
  contracts in progress...............................  $ 151,817    $735,634
Billings in excess of costs and estimated earnings on
  contracts in progress...............................   (443,185)    (69,352)
                                                        ---------    --------
                                                        $(291,368)   $666,282
                                                        =========    ========

6.  CONTRACT BACKLOG

     The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1998 and 1997. Backlog represents the amount of gross revenue the Company expects to realize from work to be performed on contracts in progress at year-end.

                                                            JUNE 30,
                                                  ----------------------------
                                                      1998            1997
                                                  ------------    ------------
Backlog balance, beginning of year..............  $  1,279,115    $  2,568,957
New contracts during the year...................    10,571,539      14,612,926
                                                  ------------    ------------
                                                    11,850,654      17,181,883
Less: contract revenue earned during the year...   (11,010,207)    (15,902,768)
                                                  ------------    ------------
Backlog balance, end of year....................  $    840,447    $  1,279,115
                                                  ============    ============

                           CORD COMMUNICATIONS, INC.

7.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                             JUNE 30,
                                                      -----------------------
                                                        1998          1997
                                                      ---------    ----------
Current
  Federal...........................................  $(404,249)   $  426,013
  State.............................................     (7,883)      133,816
                                                      ---------    ----------
                                                       (412,132)      559,829
                                                      ---------    ----------
Deferred
  Federal...........................................   (308,781)      624,000
  State.............................................    (77,196)      156,000
                                                      ---------    ----------
                                                       (385,977)      780,000
                                                      ---------    ----------
                                                      $(798,109)   $1,339,829
                                                      =========    ==========

     The difference between the actual income tax provision (benefit) and the tax provision (benefit) computed by applying the statutory federal rate to income (loss) before taxes is attributable to the following:

                                                              JUNE 30,
                                              ----------------------------------------
                                                     1998                  1997
                                              ------------------    ------------------
                                               AMOUNT        %        AMOUNT       %
                                              ---------    -----    ----------    ----
Federal statutory income tax provision
  (benefit).................................  $(847,062)   (34.0)%  $1,008,573    34.0%
State statutory income tax provision
  (benefit).................................   (211,766)    (8.5)%     252,143     8.5%
Carryback of net operating losses (NOL) in
  years with rates different than statutory
  rates.....................................     13,300      0.5%           --      --
Change in valuation allowance for deferred
  taxes.....................................    283,370     11.4%           --      --
Other.......................................    (35,951)    (1.4)%      79,113     2.7%
                                              ---------    -----    ----------    ----
Actual income tax provision (benefit).......  $(798,109)   (32.0)%  $1,339,829    45.2%
                                              =========    =====    ==========    ====

                           CORD COMMUNICATIONS, INC.

     The composition of the deferred income tax assets and liabilities at June 30, 1998 and 1997 are:

                                                             JUNE 30,
                                                     ------------------------
                                                       1998          1997
                                                     ---------    -----------
Current deferred tax assets
  Differences in basis in assets due to cash method
     used for income taxes.........................  $      --    $   751,789
  Bad debts, vacation accrual and other............    115,100             --
  Tax benefit of net operating loss
     carryforwards.................................    283,370             --
  Valuation allowance..............................   (283,370)            --
                                                     ---------    -----------
                                                       115,100        751,789
                                                     ---------    -----------
Current deferred tax liabilities
  Differences in basis in liabilities due to cash
     method used for income taxes..................         --     (1,593,267)
  Difference in revenue recognized on uncompleted
     contracts.....................................   (171,300)            --
  Deferral of taxes from conversion from cash to
     accrual completed contract....................   (134,500)            --
  Other............................................     (4,100)            --
                                                     ---------    -----------
                                                      (309,900)    (1,593,267)
                                                     ---------    -----------
Net current deferred tax liabilities...............  $(194,800)   $  (841,478)
                                                     =========    ===========
Non-current deferred tax assets
  Capitalization differences between financial and
     tax accounting................................  $   9,000    $     1,266
  Other............................................     19,300             --
                                                     ---------    -----------
                                                        28,300          1,266
                                                     ---------    -----------
Non-current deferred tax liabilities
  Deferral of taxes from conversion from cash to
     accrual completed contract....................   (269,000)            --
  Depreciation differences between financial and
     tax accounting................................    (20,000)        (1,266)
                                                     ---------    -----------
                                                      (289,000)        (1,266)
                                                     ---------    -----------
Net non-current deferred tax liabilities...........  $(260,700)   $        --
                                                     =========    ===========

     The Company's net operating loss carryforward will expire in 2013.

                           CORD COMMUNICATIONS, INC.

8.  BOND GUARANTEES

     Most of the Company's business activities are performed under contract agreements with customers which require bond guarantees from an independent surety company. As is customary in the construction industry, the Company has pledged all of its assets in order to indemnify the surety company against losses under these bond guarantees.

9.  RELATED PARTY TRANSACTIONS

     During the year ended June 30, 1996, the Company bought back 418 shares of its stock which was owned by a principal stockholder. The buy-back of stock was accomplished by providing an unsecured promissory note for $138,063 payable upon demand, which accrued interest at the rate of 10% per annum. During the year ended June 30, 1998, the Company paid the remaining principal balance outstanding at June 30, 1997 of $87,402.

     The Company leases equipment from a principal stockholder. Lease payments for the years ended June 30, 1998 and 1997 were $57,600 and $78,920, respectively. Amounts included in accounts payable that were due to the stockholder for equipment rental were $0 and $22,200 at June 30, 1998 and 1997, respectively.

     On June 30, 1995, the Company had an outstanding unsecured note receivable from a stockholder, which it had received in exchange for the issuance of common stock. The note is payable upon demand and accrues interest at the rate of 10% per annum. The Company received payments of principal and interest of $0 and $30,820 at June 30, 1998 and 1997, respectively. The remaining principal balance owed the Company at June 30, 1998 and 1997 was $60,598. The Company's accrued interest balance at June 30, 1998 and 1997 was $14,410 and $7,744, respectively.

10.  DEFINED CONTRIBUTION PENSION PLAN

     Effective January 1997, the Company adopted a 401(k) retirement plan that covers all employees who have completed one year of service and are at least 21 years of age. The Company's contributions, which are discretionary, are allocated to participants based on a percentage of wages. Participants may also make elective contributions. Employer pension expense for the year ended June 30, 1998 and 1997 totaled $28,409 and $0, respectively.

11.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash, accounts receivable, accounts payable, and other current liabilities--At June 30, 1998, carrying amounts of these financial instruments approximate fair value because of their short maturities.

     Long term debt and capital lease obligations--At June 30, 1998, estimated fair value of long-term debt approximates the carrying amount of $92,663, based on current rates offered for similar debt.

12.  YEAR 2000 COMPLIANCE

     The Company is conducting a review of its computer and other systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Company is currently working with consultants who believe, with modifications to existing software and converting to new software and hardware, the Year 2000 problem will not pose significant operational problems and is not anticipated to be material to its financial position or results of operations in any given year.

                           CORD COMMUNICATIONS, INC.

13.  SUBSEQUENT EVENTS

     On September 1, 1998, the Company's line of credit was paid in full and canceled.

     On August 31, 1998, the stockholders of CORD Communications sold all of the outstanding shares of stock to Westower Corporation in exchange for $5,000,000 in cash and 217,389 shares of Westower stock. The stockholders can receive 347,826 additional shares contingent on the performance of CORD Communications during the twelve months following the purchase. The purchase agreement also provides that Westower will support CORD's need for additional working capital during the twelve months following the purchase. Westower is a larger cellular tower contractor and operator, and is planning to bring its additional marketing, operational and capital resources to CORD Communications in order to grow and enhance the Company's business activities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Summit Communications, LLC

     In our opinion, the accompanying balance sheet and the related statements of income, members' equity and cash flows present fairly, in all material respects, the financial position of Summit Communications, LLC at September 30, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Summit Communications, LLC for the Period of Inception (May 24,
1997) to December 31, 1997 were audited by other independent accountants whose report dated March 5, 1998 expressed an unqualified opinion on those statements.

                                          /S/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
May 21, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Summit Communications, LLC
Ridgeland, Mississippi

     We have audited the accompanying balance sheet of Summit Communications, LLC, as of December 31, 1997 and the related statements of income, members' equity and cash flows for the Period of Inception (May 24, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Summit Communications, LLC as of December 31, 1997, the results of its operations and its cash flows for the Period of Inception (May 24, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /S/ SHEARER, TAYLOR & CO., P.A.

March 5, 1998
Jackson, Mississippi

                           SUMMIT COMMUNICATIONS, LLC

                                 BALANCE SHEETS

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
ASSETS
Current assets
  Cash......................................................                   $  541,850
  Accounts receivable.......................................   $1,142,771       2,791,203
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      117,648         411,766
  Note receivable from member...............................                      155,000
  Other current assets......................................       60,949          98,088
                                                               ----------      ----------
Total current assets........................................    1,321,368       3,997,907
                                                               ----------      ----------
Property and equipment
  Machinery and equipment...................................      479,459         568,336
  Vehicles..................................................      398,916         529,734
  Furniture and fixtures....................................       17,292          24,104
                                                               ----------      ----------
                                                                  895,667       1,122,174
  Less: Accumulated depreciation............................     (196,346)       (384,547)
                                                               ----------      ----------
     Property and equipment, net............................      699,321         737,627
                                                               ----------      ----------
Other assets................................................       19,671          18,421
                                                               ----------      ----------
                                                               $2,040,360      $4,753,955
                                                               ==========      ==========
LIABILITIES AND MEMBERS' EQUITY
Liabilities
  Current liabilities
     Book overdraft.........................................   $  118,249
     Accounts payable.......................................      183,876      $1,361,357
     Billings in excess of costs and estimated earnings on
       uncompleted contracts................................      265,520         532,608
     Accrued expenses and other liabilities.................       84,266         225,356
     Line of credit.........................................      116,537         442,144
     Note payable to member.................................      388,938
     Current portion of capital lease obligations...........       14,917          65,630
     Current portion of long-term debt......................       52,041         125,802
                                                               ----------      ----------
Total current liabilities...................................    1,224,344       2,752,897
Capital lease obligations, less current portion.............       18,881         126,697
Long-term debt, less current portion........................      231,053         469,989
                                                               ----------      ----------
Total liabilities...........................................    1,474,278       3,349,583
                                                               ----------      ----------
Commitments and contingencies
Members' equity.............................................      566,082       1,404,372
                                                               ----------      ----------
                                                               $2,040,360      $4,753,955
                                                               ==========      ==========

The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                              STATEMENTS OF INCOME

                                                                  PERIOD
                                                               OF INCEPTION
                                                              (MAY 24, 1997)     NINE MONTHS
                                                                    TO              ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                                   1997             1998
                                                              --------------    -------------
Contract revenues earned....................................    $5,477,770       $8,334,650
                                                                ----------       ----------
Cost of contract revenues (exclusive of depreciation and
  amortization shown below)
  Materials, supplies and contract services.................     2,519,761        3,992,685
  Direct labor..............................................       867,387        1,261,849
  Other direct costs........................................       726,241        1,031,938
                                                                ----------       ----------
Total cost of contract revenues.............................     4,113,389        6,286,472
                                                                ----------       ----------
Gross margin................................................     1,364,381        2,048,178
                                                                ----------       ----------
Selling, general and administrative expenses................       645,953          922,198
Depreciation and amortization...............................       197,061          196,616
                                                                ----------       ----------
Income from operations......................................       521,367          929,364
Other income (expense)
  Other income, net.........................................                          1,533
  Interest expense..........................................       (45,285)         (92,607)
                                                                ----------       ----------
Net income..................................................    $  476,082       $  838,290
                                                                ==========       ==========

The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                          STATEMENT OF MEMBERS' EQUITY

Capital contributions (May 24, 1997)........................  $  100,000
Net income..................................................     476,082
Distributions to members....................................     (10,000)
                                                              ----------
December 31, 1997...........................................     566,082
Net income..................................................     838,290
September 30, 1998..........................................  $1,404,372
                                                              ==========

The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                            STATEMENTS OF CASH FLOWS

                                                                  PERIOD
                                                               OF INCEPTION
                                                              (MAY 24, 1997)     NINE MONTHS
                                                                    TO              ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                                   1997             1998
                                                              --------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $   476,082       $   838,290
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FLOWS FROM
  OPERATING ACTIVITIES:
  Depreciation and amortization.............................       197,061           196,616
  Loss on disposal of assets................................                          15,520
CHANGES IN OPERATING ASSETS AND LIABILITIES, NET OF EFFECT
  OF ACQUISITION:
     Accounts receivable....................................    (1,142,771)       (1,648,432)
     Cost and estimated earnings in excess of billings on
       uncompleted contracts................................      (117,648)         (294,118)
     Other current assets...................................       (37,189)          (37,139)
     Accounts payable.......................................       183,876         1,177,481
     Billings in excess of costs and estimated earnings on
       uncompleted contracts................................       265,520           267,088
     Accrued expenses and other liabilities.................         6,253           141,090
                                                               -----------       -----------
Net cash (used in) provided by operating activities.........      (168,816)          656,396
                                                               -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition.................................      (512,207)
  Purchases of property and equipment.......................       (13,865)         (577,476)
  Proceeds from disposals of property and equipment.........                         501,670
                                                               -----------       -----------
Net cash used in investing activities.......................      (526,072)          (75,806)
                                                               -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances to member........................................                        (155,000)
  Proceeds from line of credit, net.........................       116,537           325,607
  Proceeds from note payable to member......................       400,000
  Repayments of note payable to member......................       (11,062)          (10,741)
  Repayments of capital lease obligations...................      (301,930)          (14,857)
  Proceeds from long-term debt..............................       300,174           500,000
  Repayments of long-term debt..............................       (17,080)         (565,500)
  Increase (decrease) in book overdraft.....................       118,249          (118,249)
  Capital contributions.....................................       100,000
  Distributions to members..................................       (10,000)
                                                               -----------       -----------
Net cash provided by (used in) financing activities.........       694,888           (38,740)
                                                               -----------       -----------
Net increase in cash........................................                         541,850
Cash at beginning of period.................................
                                                               -----------       -----------
Cash at end of period.......................................   $        --       $   541,850
                                                               ===========       ===========

The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD OF INCEPTION (MAY 24, 1997) TO DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Summit Communications LLC (the "Company") is incorporated under the laws of the state of Mississippi as a limited liability company (LLC). The Company constructs communications towers for use by the radio, television, telephone and other industries in the continental United States.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts and depreciation on property and equipment. Actual results could differ from those estimates.

  Revenue and Cost Recognition

     Revenues from fixed-priced and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs to complete each contract. Most of the Company's contracts are short-term and are completed in two to three months.

     Contract costs include all direct material and labor costs and those direct costs related to contract performance, such as supplies, tools and repairs. Selling, general and administrative costs, including indirect costs on contracts, are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: machinery and equipment--2 to 10 years; vehicles--3 to 5 years; furniture and fixtures--3 to 7 years. Gains or losses on the dispositions of assets are recorded at the time of disposition and are included in other income. The costs of normal repairs and maintenance are charged to expense as incurred.

  Income Taxes

     Income of the Company is taxed directly to its members for Federal income tax purposes. As a result, no provision for Federal income taxes has been reflected in the accompanying financial statements.

  Reclassifications

     Certain reclassifications have been made to prior year amounts to conform with current year presentation. These reclassifications had no effect on previously reported results of operations, net assets, cash flows or members' equity.

                           SUMMIT COMMUNICATIONS, LLC

2.  UNCOMPLETED CONTRACTS

     The following is a summary of costs, estimated earnings and billings on uncompleted contracts:

                                                DECEMBER 31,    SEPTEMBER 30,
                                                    1997            1998
                                                ------------    -------------
Costs incurred on uncompleted contracts.......   $1,143,511      $2,471,585
Estimated earnings............................      495,683         888,087
                                                 ----------      ----------
                                                  1,639,194       3,359,672
Less: Billings to date........................    1,787,066       3,480,514
                                                 ----------      ----------
                                                 $ (147,872)     $ (120,842)
                                                 ==========      ==========
Presentation in the accompanying balance
  sheet:
  Cost and estimated earnings in excess of
     billings on uncompleted contracts........   $  117,648      $  411,766
  Billings in excess of costs and estimated
     earnings on uncompleted contracts........     (265,520)       (532,608)
                                                 ==========      ==========
                                                 $ (147,872)     $ (120,842)
                                                 ==========      ==========

3.  LINE OF CREDIT

     Line of credit consists of the following:

                                                DECEMBER 31,    SEPTEMBER 30,
                                                    1997            1998
                                                ------------    -------------
Line of credit for $600,000 payable to
  commercial bank; interest at the lender's
  prime rate (8.5% at December 31, 1997) plus
  0.5%; principal and interest payable January
  1, 1998; collateralized by inventory,
  property and equipment, and accounts
  receivable..................................    $ 57,593
Line of credit for $750,000 payable to
  commercial bank; interest at the lender's
  prime rate, (8.5% at December 31, 1997) plus
  0.5%; principal and interest payable July 1,
  1998; collateralized by inventory, property
  and equipment, and accounts receivable......      58,944
Line of credit for $750,000 payable to
  commercial bank; interest at the lender's
  prime rate (8.25% at September 30, 1998)
  plus 0.25%; principal payable April 30,
  1999, interest payable monthly;
  collateralized by inventory, property and
  equipment and accounts receivable; amended
  on October 16, 1998 increasing the line of
  credit available to $1,000,000 and interest
  to the 90 day LIBOR rate plus 2.25%.........                    $442,144
                                                  --------        --------
                                                  $116,537        $442,144
                                                  ========        ========

                           SUMMIT COMMUNICATIONS, LLC

4.  NOTE PAYABLE TO MEMBER

     Note payable to member consists of the following at December 31, 1997:

Note payable to member; interest at a specified commercial
  bank's prime rate, 8.5% at December 31, 1997; principal
  payable on July 18, 1998 and interest payable
  quarterly...............................................  $388,938
                                                            ========

     The net proceeds of the note were used to acquire the net assets in Note
11. In April 1998, the Company refinanced the note with a note payable to a commercial bank (see Note 5).

     Interest paid to the member was approximately $17,000 and $11,000 for the Period of Inception (May 24, 1997) to December 31, 1997 and the nine months ended September 30, 1998, respectively.

5.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                DECEMBER 31,    SEPTEMBER 30,
                                                    1997            1998
                                                ------------    -------------
Note payable to commercial bank at an interest
  rate of 8.5%; payable in monthly
  installments of $6,176, including interest,
  through September 25, 2002; collateralized
  by property and equipment and accounts
  receivable..................................    $283,094        $249,221
Note payable to commercial bank at an interest
  rate of 8.75%; payable in monthly
  installments of $8,207, including interest,
  through April 5, 2003; collateralized by
  property and equipment and accounts
  receivable..................................                     346,570
                                                  --------        --------
                                                   283,094         595,791
Less: Current portion.........................     (52,041)       (125,802)
                                                  --------        --------
Long-term debt, less current portion..........    $231,053        $469,989
                                                  ========        ========

     The following is a summary of the future aggregate amounts of principal payments for long-term debt at September 30, 1998:

Three months ending December 31, 1998....................  $  30,443
1999.....................................................    128,542
2000.....................................................    140,099
2001.....................................................    152,696
2002.....................................................    144,011
                                                           ---------
                                                             595,791
Less: Current portion....................................   (125,802)
                                                           ---------
                                                           $ 469,989
                                                           =========

                           SUMMIT COMMUNICATIONS, LLC

6.  CAPITAL LEASE OBLIGATIONS

     The following is a summary of future minimum lease payments under capital lease agreements at September 30, 1998:

Three months ending December 31, 1998.....................  $ 22,933
1999......................................................    70,699
2000......................................................    65,529
2001......................................................    62,712
                                                            --------
          Total minimum lease payments....................   221,873
Less: Amount representing interest........................   (29,546)
                                                            --------
                                                            $192,327
                                                            ========

     The following is a summary of assets and accumulated depreciation of assets under capital lease agreements as of:

                                                DECEMBER 31,    SEPTEMBER 30,
                                                    1997            1998
                                                ------------    -------------
Vehicles......................................    $54,397         $138,697
Machinery.....................................                      92,473
                                                  -------         --------
                                                   54,397          231,170
Less: Accumulated depreciation................     (6,802)         (21,463)
                                                  -------         --------
                                                  $47,595         $209,707
                                                  =======         ========

     Depreciation expense includes amortization of assets under capital leases of $6,802 and $18,811 for the Period of Inception (May 24, 1997) to December 31, 1997 and for the nine months ended September 30, 1998, respectively.

7.  EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution employee benefit plan, which is the 401(k) Profit Sharing Plan and Trust. Employees become eligible for participation in the plan after one year of service. Employees may contribute a percentage of their gross compensation not to exceed certain limits. Contributions by the Company are made at the discretion of the members. There were no contributions made by the Company related to this plan for the Period of Inception (May 24, 1997) to December 31, 1997 and for the nine months ended September 30, 1998.

8.  RELATED PARTY TRANSACTIONS

  NOTE RECEIVABLE

     At September 30, 1998, the Company had a note receivable for $155,000 from one of its members. The note bears interest at the same rate as the line of credit, is payable on demand, and is uncollateralized. The note was subsequently repaid in full.

  SALE OF BUILDINGS

     In February 1998, the Company acquired a building from one of the members for $500,000. In July 1998 the building was sold to the members resulting in a loss of approximately $12,000.

                           SUMMIT COMMUNICATIONS, LLC

  FACILITY LEASES

     The Company leases space in two buildings owned by the members of the Company under a month to month operating lease. For the nine months ended September 30, 1998, total rent paid to the members was approximately $9,300.

9.  CONTINGENCIES

     The Company is subject to lawsuits and other legal claims in the normal course of its operations. Management believes that the resolution of any such lawsuits and legal claims, if any, will not have a material impact on the Company's financial position, results of operations or cash flows.

10.  CREDIT RISK AND BUSINESS CONCENTRATIONS

     Financial instruments that potentially subject the Company to concentrations of credit consist primarily of cash and accounts receivable. The Company deposits its cash with a major financial institution. At times, deposits may exceed federally insured limits. The Company extends credit to customers based on evaluation of the customer's financial condition and credit history. Collateral is generally not required. Customers include large U.S. companies concentrated in the telecommunications industry.

     Contract revenues earned from three customers accounted for 54% of revenues for the Period of Inception (May 24, 1997) to December 31, 1997. Accounts receivable from these three customers comprise 53% of accounts receivable at December 31, 1997. Contract revenues earned from two customers accounted for 58% of revenues for the nine months ended September 30, 1998. Accounts receivable from these two customers comprise 57% of accounts receivable at September 30, 1998.

     Management expects that sales to relatively few customers will continue to account for a high percentage of its revenues into the foreseeable future and believes that financial results depend in significant part upon the success of these customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the loss of a significant customer or reduction in orders by any significant customers, including reductions due to market, economic or competitive conditions in the wireless communications industry, may have an adverse effect on the Company's business, financial condition and results of operations.

                           SUMMIT COMMUNICATIONS, LLC

11.  ACQUISITION

     On May 24, 1997, the Company acquired certain assets and assumed certain liabilities of Summit Communications, Inc. (SCI), an unrelated third party, in a purchase transaction. The following is a summary of assets acquired and liabilities assumed in the SCI transaction:

Assets acquired
  Other current assets....................................  $ 23,760
  Property and equipment..................................   855,896
  Other assets............................................    20,386
                                                            --------
                                                             900,042
Liabilities assumed
  Long-term debt..........................................   293,634
  Capital lease obligations...............................    16,188
  Accrued expenses and other liabilities..................    78,013
                                                            --------
                                                             387,835
                                                            --------
  Cash paid...............................................  $512,207
                                                            ========

12.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                  PERIOD
                                               OF INCEPTION
                                              (MAY 24, 1997)     NINE MONTHS
                                                    TO              ENDED
                                               DECEMBER 31,     SEPTEMBER 30,
                                                   1997             1998
                                              --------------    -------------
Interest paid...............................     $42,644          $ 95,248
Non-cash investing and financing activities:
  Vehicles and machinery acquired under
     capital leases.........................     $25,905          $173,386
  Note payable to member refinanced with
     commercial bank........................                      $378,197

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On November 10, 1998 the members sold all of their outstanding ownership interest in the Company to Westower Corporation (Westower), a publicly traded company, in exchange for approximately 200,000 shares of Westower and $4.4 million in cash. The members may also receive an additional 100,000 shares of Westower common stock based upon certain performance criteria during the three years subsequent to the date of acquisition. The purchase agreement also provides that Westower will supply the Company's need for additional working capital following the purchase.

     On May 15, 1999, Westower entered into a definitive agreement with SpectraSite Holdings, Inc. (SpectraSite), under which Westower will merge with a subsidiary of SpectraSite. The transaction was consummated on September 2, 1999 and under the terms of the agreement, Westower shareholders received 1.81 shares of SpectraSite common stock for each Westower share.

                       UNAUDITED PRO FORMA FINANCIAL DATA

GENERAL

     The unaudited pro forma financial data are based on the historical financial statements of SpectraSite and Westower and the adjustments described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what SpectraSite's, Westower's or the combined entity's financial position or results of operations would actually have been if the transactions had in fact occurred on the dates indicated and are not necessarily representative of SpectraSite's financial position or results of operations at any future date or for any future period.

SPECTRASITE

     The following unaudited pro forma consolidated financial data present both the pre-merger and post-merger unaudited pro forma consolidated statements of operations of SpectraSite for the year ended December 31, 1999. The SpectraSite pro forma column and the Westower pro forma column presented in the post-merger SpectraSite unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 are derived from the pre-merger SpectraSite and Westower pro forma consolidated statements of operations for the corresponding periods. The unaudited pro forma consolidated statement of operations data give effect to the following transactions as if they had occurred on January 1, 1999:

     - the acquisition of 2,000 communications towers from Nextel, the leaseback of antenna space by Nextel and SpectraSite's exclusive agreement to acquire or construct 1,700 additional sites for Nextel;

     - the issuance and sale of Holdings' 11 1/4% senior discount notes due
       2009;

     - initial borrowings under SpectraSite's credit facility; and

     - the consummation of the Westower merger.

     Certain of the data presented in the "Nextel" column to the unaudited pro forma statement of operations of SpectraSite are estimates provided by Nextel. None of SpectraSite's independent accountants, Nextel's independent accountants or Westower's independent accountants have audited or otherwise tested this data. We believe the estimated amounts are factually supported and based on reasonable assumptions. However, these amounts may not accurately reflect the results of operations from the Nextel towers for the periods presented or the operating results that we can expect from the Nextel towers in the future.

     The acquisition of tower assets from Nextel and the leaseback of antenna space by Nextel are presented as if the purchase of assets had occurred on January 1, 1999. Adjustments for revenues are based on the terms of the master site lease agreement and on historical co-location revenues. Adjustments for costs of operations consist of direct operating expenses, which include ground lease payments, historical routine maintenance costs and property taxes associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of the towers. Ground leases are non-cancelable operating leases, generally for terms of five years and include options for renewal, and pro forma ground lease expense is based on executed ground leases. Nextel has leased space on each of the 2,000 towers we acquired, primarily for five-year terms with options for renewal.

     The pro forma minimum ground lease expenses and minimum rental income for these leases assuming the Nextel transaction occurred and the related leases commenced January 1, 1999 are as follows:

                                       GROUND LEASE     RENTAL
                                         EXPENSE        INCOME
                                       ------------    --------
                                            (IN THOUSANDS)
1999...............................      $17,648       $ 40,766
2000...............................       17,648         40,766
2001...............................       17,648         40,766
2002...............................       17,648         40,766
2003...............................       17,648         40,766
                                         -------       --------
  Total............................      $88,240       $203,830
                                         =======       ========

WESTOWER

     The following unaudited pro forma consolidated financial data of Westower present the unaudited pro forma consolidated statement of operations of Westower for the period from January 1, 1999 through September 2, 1999, the date on which SpectraSite acquired Westower.

     This statement gives effect to the acquisition of communications towers from Koch Industries, Inc. and its affiliates, which occurred in February 1999, as if this acquisition occurred on January 1, 1999. In addition to the above acquisition, from January 1 through September 2, 1999, Westower acquired Cypress Real Estate Services, Inc. and Telecommunications R. David. These acquisitions, which are included in the historical financial statements of Westower, were not considered significant transactions, individually or in the aggregate, and therefore, were not included in the unaudited pro forma consolidated statement of operations of Westower.

     Adjustments for revenues are based on the executed tenant lease terms for the Koch towers. Adjustments for costs of operations consist of direct operating expenses, which include ground lease payments, estimated routine maintenance costs, property taxes and insurance associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of $17.0 million. The Koch ground leases are non-cancelable operating leases for a term of 49 years, and pro forma ground lease expense is based on executed ground leases. Koch has leased space on these towers for a ten-year term with options for renewal. The pro forma minimum ground lease expense and minimum rental income for these leases assuming the transaction occurred and the related leases commenced January 1, 1999 are as follows:

                                        GROUND LEASE    RENTAL
                                          EXPENSE       INCOME
                                        ------------    -------
                                            (IN THOUSANDS)
1999................................      $   439       $ 1,364
2000................................          439         1,364
2001................................          439         1,364
2002................................          439         1,364
2003................................          439         1,364
Thereafter..........................       19,322         6,824
                                          -------       -------
  Total.............................      $21,517       $13,644
                                          =======       =======

                     PRE-MERGER SPECTRASITE HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    PRE-MERGER
                                                                                    SPECTRASITE
                                                          HISTORICAL     NEXTEL      PRO FORMA
                                                          ----------    --------    -----------
Revenues:
  Site leasing........................................     $ 46,515     $ 14,954(a)  $  61,469
  Network services....................................       53,570           --        53,570
                                                           --------     --------     ---------
Total revenues........................................      100,085       14,954       115,039
                                                           --------     --------     ---------
Operating expenses:
  Costs of operations:
     Site leasing.....................................       17,825        6,913(b)     24,738
     Network services.................................       36,489           --        36,489
  Selling, general and administrative expenses........       37,832           --(c)     37,832
  Depreciation and amortization.......................       37,976       11,808(d)     49,784
  Non-cash compensation charges.......................          350           --           350
  Restructuring and non-recurring charges.............        7,727           --         7,727
                                                           --------     --------     ---------
Total operating expenses..............................      138,199       18,721       156,920
                                                           --------     --------     ---------
Operating loss........................................      (38,114)      (3,767)      (41,881)
                                                           --------     --------     ---------
Other income (expense):
  Interest income.....................................        8,951           --         8,951
  Interest expense....................................      (67,513)     (20,554)(e)    (88,067)
  Other income (expense)..............................         (424)          --          (424)
                                                           --------     --------     ---------
     Total other income (expense).....................      (58,986)     (20,554)      (79,540)
                                                           --------     --------     ---------
Loss before income taxes..............................      (97,100)     (24,321)     (121,421)
Income tax expense....................................          568           --           568
                                                           --------     --------     ---------
Net loss..............................................     $(97,668)    $(24,321)    $(121,989)
                                                           ========     ========     =========

Net loss..............................................     $(97,668)
Accretion of redemption value of preferred stock......         (760)
                                                           --------
Net loss applicable to common shareholders............     $(98,428)
                                                           ========
Net loss per share:
     Basic and diluted................................     $ (12.48)
                                                           ========
Weighted average number of shares of common stock
  outstanding:
     Basic and diluted................................        7,886
                                                           ========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     PRE-MERGER SPECTRASITE HOLDINGS, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

          (a) Consists of $2,611 of historical co-location revenues received by Nextel prior to the acquisition, which are based on fixed payment lease terms. This information was provided to us by Nextel. Also consists of $12,343 of additional revenues to be recognized by SpectraSite under the terms of the Nextel master site lease agreement.

          (b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, historical routine maintenance and property taxes associated with the towers, paid by Nextel prior to the acquisition.

          (c) SpectraSite has incurred incremental operating expenses as a result of the Nextel tower acquisition. Such incremental expenses are estimated to have been approximately $1,500 per month. These incremental operating expenses are based upon management's estimates rather than on any contractual obligation; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statements.

          (d) Reflects the depreciation of the acquired towers calculated on a straight-line basis over 15 years.

          (e) Reflects adjustment to interest expense as if SpectraSite had issued its 11 1/4% senior discount notes due 2009 and had entered into the credit facility on January 1, 1999 as follows:

PRO FORMA INTEREST EXPENSE:
Interest on 2009 notes at 11 1/4%...................    $13,794
Interest on $150,000 term loan......................      3,964
Amortization of debt issuance costs.................      1,626
Commitment fees on unused portion of credit
  facility..........................................      1,170
                                                        -------
Total adjustment....................................    $20,554
                                                        =======

                     WESTOWER CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH SEPTEMBER 2, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL       KOCH        WESTOWER
                                                        WESTOWER     ADJUSTMENTS    PRO FORMA
                                                       ----------    -----------    ---------
Revenues:
  Site leasing.....................................     $ 1,649         $ 227(a)     $ 1,876
  Network services.................................      62,002            --         62,002
                                                        -------         -----        -------
  Total revenues...................................      63,651           227         63,878
                                                        -------         -----        -------
Operating expenses:
  Costs of operations:
     Site leasing..................................         928           123(b)       1,051
     Network services..............................      43,943            --         43,943
  Selling, general and administrative expenses.....      18,439            --         18,439
  Depreciation and amortization....................       2,920           142(c)       3,062
  Restructuring and non-recurring charges..........       4,629            --          4,629
                                                        -------         -----        -------
Total operating expenses...........................      70,859           265         71,124
                                                        -------         -----        -------
Operating loss.....................................      (7,208)          (38)        (7,246)
                                                        -------         -----        -------
Other income (expense):
  Interest income..................................         151            --            151
  Interest expense.................................      (2,317)         (213)(d)     (2,530)
  Other income (expense)...........................         154            --            154
                                                        -------         -----        -------
     Total other income (expense)..................      (2,012)         (213)        (2,225)
                                                        -------         -----        -------
Loss before income taxes...........................      (9,220)         (251)        (9,471)
Income tax expense.................................         223          (100)(e)        123
                                                        -------         -----        -------
Net loss...........................................     $(9,443)        $(151)       $(9,594)
                                                        =======         =====        =======
Net loss per share:
  Basic and diluted................................     $ (1.10)
                                                        =======
Weighted average number of shares of common stock
  outstanding:
  Basic and diluted................................       8,562
                                                        =======

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     WESTOWER CORPORATION AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH SEPTEMBER 2, 1999

     (a) Consists of additional revenues to be recognized by Westower in connection with site lease agreements with Koch.

     (b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, estimated routine maintenance, property taxes and insurance associated with the towers.

     (c) Reflects the depreciation of the acquired towers from Koch calculated on a straight-line basis over 20 years.

     (d) Reflects adjustment to interest expense related to additional borrowings under Westower's credit facility to acquire the Koch towers, based on the credit facility's approximate interest rate of 7.5%.

     (e) Reflects income tax benefit for the Koch tower operating results at Westower's estimated tax rate of 40%.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  POST-MERGER
                                       SPECTRASITE    WESTOWER       MERGER       SPECTRASITE
                                        PRO FORMA     PRO FORMA    ADJUSTMENTS     PRO FORMA
                                       -----------    ---------    -----------    -----------
Revenues:
  Site leasing.....................     $  61,469      $ 1,876       $    --       $  63,345
  Network services.................        53,570       62,002        (1,449)(a)     114,123
                                        ---------      -------       -------       ---------
Total revenues.....................       115,039       63,878        (1,449)        177,468
                                        ---------      -------       -------       ---------
Operating expenses:
  Costs of operations:
     Site leasing..................        24,738        1,051            --          25,789
     Network services..............        36,489       43,943        (1,014)(a)      79,418
  Selling, general and
     administrative expenses.......        37,832       18,439            --          56,271
  Depreciation and amortization....        49,784        3,062         9,577(b)       61,972
                                                                        (451)(c)
  Non-cash compensation charges....           350           --            --             350
  Restructuring and non-recurring
     charges.......................         7,727        4,629        (4,629)(d)       7,727
                                        ---------      -------       -------       ---------
Total operating expenses...........       156,920       71,124         3,483         231,527
                                        ---------      -------       -------       ---------
Operating loss.....................       (41,881)      (7,246)       (4,932)        (54,059)
                                        ---------      -------       -------       ---------
Other income (expense):
  Interest income..................         8,951          151        (1,466)(e)       7,636
  Interest expense.................       (88,067)      (2,530)        2,052(f)      (88,545)
  Other income (expense)...........          (424)         154            --            (270)
                                        ---------      -------       -------       ---------
     Total other income
       (expense)...................       (79,540)      (2,225)          586         (81,179)
                                        ---------      -------       -------       ---------
Loss before income taxes...........      (121,421)      (9,471)       (4,346)       (135,238)
Income tax expense.................           568          123            --             691
                                        ---------      -------       -------       ---------
Net loss...........................     $(121,989)     $(9,594)      $(4,346)      $(135,929)
                                        =========      =======       =======       =========
Net loss per share:
  Basic and diluted................                                                $    6.73(g)
                                                                                   =========
Weighted average number of shares
  of common stock outstanding:
  Basic and diluted................                                                   20,192
                                                                                   =========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

     (a) Reflects the elimination of intercompany site construction revenues and costs of site construction for towers built by Westower for SpectraSite during the period from January 1 through September 2, 1999.

     (b) Reflects amortization of goodwill as if the merger of Westower and SpectraSite had occurred on January 1, 1999. Goodwill is amortized over 15 years.

     (c) Reflects adjustments to eliminate amortization of historical goodwill of Westower of $1,062 and to convert Westower tower depreciation from 20 years to 15 years, increasing expense by $611.

     (d) Reflects the elimination of certain non-recurring charges resulting directly from the transaction which were incurred by Westower prior to its acquisition by Spectrasite.

     (e) Reflects an adjustment to eliminate interest income as if SpectraSite had used cash-on-hand to repay Westower's outstanding indebtedness.

     (f) Reflects adjustments to eliminate interest expense as if Westower's credit facility and its $15,000 convertible note from BET Associates were paid in full on January 1, 1999.

     (g) SpectraSite's earnings per share for the year ended December 31, 1999 reflects the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires companies to compute earnings per share under two different methods, basic and diluted. The weighted average common shares outstanding at December 31, 1999 reflects the issuance of 15.5 million shares of SpectraSite common stock in exchange for all of the outstanding shares of Westower common stock.

     If SpectraSite had net income during this period, diluted earnings per share would have included potential common shares related to its convertible preferred stock and outstanding options. These potential common shares were not included in the diluted earnings per share calculation for the year ended December 31, 1999 because the effect would have been antidilutive. In connection with the Nextel tower acquisition, provisions for dividends and redemption were eliminated with respect to Holdings' Series A and Series B preferred stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPECTRASITE HOLDINGS, INC.

Dated: August 18, 2000
                                          By: /s/ DAVID P. TOMICK
                                            ------------------------------------
                                            David P. Tomick
                                            Executive Vice President and
                                            Chief Financial Officer